As filed with the Securities and Exchange Commission on December 7, 2000 SEC Registration No. 333-30520


SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549


   FORM SB-2/A-4
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933


ULTIMATE SPORTS ENTERTAINMENT, INC.
(Name of small business issuer in its charter)


DELAWARE                           2741                        95-0262961
(State or other          (Primary Standard Industrial       (I.R.S. Employer
jurisdiction of               Classification Number)         Identification
No.)                                                         incorporation or
                                                             organization)

2444 WILSHIRE BOULEVARD, SUITE 414, SANTA MONICA, CA  90403
Telephone (310) 829-9590
(Address and Telephone Number of Principal Executive Offices)


2444 WILSHIRE BOULEVARD, SUITE 414, SANTA MONICA, CA  90403
(Address of Principal Place of Business)


FREDERICK R. LICHT, PRESIDENT, ULTIMATE SPORTS ENTERTAINMENT, INC. 2444 WILSHIRE BOULEVARD, SUITE 414, SANTA MONICA, CA 90403
Telephone (310) 829-9590
(Name, Address and Telephone Number of Agent for Service)

     Copies to:

          Ronald N. Vance, Esq.
          57 West 200 South
          Suite 310
          Salt Lake City, UT 84101
          (801) 359-9300
          (801) 359-9310 - FAX

     Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective.

     If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective
registration statement for the same offering. [   ] ________

     If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement
for the same offering. [   ] __________

     If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement
for the same offering. [   ] __________

     If delivery of the prospectus is expected to be made pursuant to Rule
434, check the following box. [   ]

                         CALCULATION OF REGISTRATION FEE
Title of Each                     Proposed        Proposed
Class of                          Maximum         Maximum
Securities     Amount             Offering        Aggregate     Amount of
to be          to be              Price           Offering      Registration
Registered     Registered         Per Unit(1)     Price(1)      Fee
Common         3,600,000          $0.50           $1,800,000    $476
Stock, $.001
par value

Common           420,000(2)       $0.50           $385,000      $102
Stock, $.001
par value

     TOTAL                                                      $578


     (1) Estimated solely for purpose of calculating the registration fee pursuant to Rule 457.
     (2) These shares are being registered for resale by certain selling shareholders.

     The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with
Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said
Section 8(a), may determine.

   PROSPECTUS SUBJECT TO COMPLETION, DATED DECEMBER 7, 2000

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

ULTIMATE SPORTS ENTERTAINMENT, INC.
3,600,000 Shares of Common Stock
$0.50 Per Share

     This offering of our shares is not underwritten. The offering is to be made through our officers and directors, without remuneration to them. The minimum number of shares a person must purchase is 1,000 shares. Concurrently with this offering, we are registering for resale 420,000 shares to be offered by selling security holders. Our shares are not listed on any national securities exchange or the Nasdaq Stock Market.

     We are escrowing proceeds from sales of the shares at US Bank, Anaheim, California, until the sale of the minimum number of shares is achieved. If the minimum amount of proceeds is not received prior to ninety days from the date of this prospectus, which period may be extended for an additional thirty days, at our option, all escrowed funds will be returned to subscribers without interest or deduction. This offering will continue past the 120 days only if the minimum number of shares has been sold, and will end no later than nine months from the date of this prospectus, but may be terminated sooner in our sole discretion.

                                          Per Share     Total Amount
The Offering: Minimum: 2,400,000 shares       $0.50          $1,200,000
              Maximum: 3,600,000 shares       $0.50          $1,800,000
              Less Selling Commissions         -0-               -0-
              Proceeds to us
               Minimum                        $0.50          $1,200,000
               Maximum                        $0.50          $1,800,000

     This Offering Is Highly Speculative and Involves Special Risks
Concerning the Company and its Business.  See "Risk Factors" beginning on page
9.

     Neither the Securities and Exchange Commission Nor Any State
Securities Commission Has Approved or Disapproved of These Securities or Passed Upon the Adequacy or Accuracy of the Prospectus. Any Representation to the Contrary Is a Criminal Offense.

________, 2000

TABLE OF CONTENTS
                                                                        Page

PROSPECTUS SUMMARY                                                           4

RISK FACTORS                                                                 5

Our License Agreements Do Not Grant Us Exclusive Rights to Publish Our Comic
Books, Which Means That Others Could Enter the Market and Compete with Us.   5

Each of the License Agreements Is for a Relatively Short Duration and There
Is No Assurance That Any of the Agreements Will Be Renewed.                  5

The Two One-year Extensions of Our License Agreement with the Major League
Baseball Players Association May Not Have Been Effective.                    6

The Leagues and Players' Associations Have the Right to Approve the Stories, Art Work, and Design of the Comic Books. Changes Required by Such Reviews
Could Be Costly to Us.                                                       6

The Public's Acceptance of Comic Books Using Professional Athletes as Super Heroes Is Largely Untested, and Our Sales of this Type of Comic Book in the Past Is Insufficient to Indicate Whether Significant Sales Will Occur in the
Future.                                                                      6

We Have Borrowed Funds in the Past, the Terms of Which Require Us to Issue
Additional Shares of Stock Upon a Default.                                   7

The Expansion of Our Business into Digitized Comics on the Internet, the Manufacture of Action Figures Based on Super Heros in Our Comic Books, and Television or Home Video/dvd Programs Based on Super Heros Developed by Us,
Is Dependent upon Obtaining the Rights from the Leagues and the Players'
Associations.                                                                7

FORWARD LOOKING STATEMENTS                                                   8

USE OF PROCEEDS                                                              8

DILUTION                                                                     9

MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIALCONDITION AND RESULTS OF
OPERATION                                                                   10

BUSINESS                                                                    13

MANAGEMENT                                                                  23

CERTAIN TRANSACTIONS                                                        26

MARKET INFORMATION                                                          28

SHARES ELIGIBLE FOR FUTURE SALE                                             29

PRINCIPAL SHAREHOLDERS                                                      30

SELLING SHAREHOLDERS                                                        31

DESCRIPTION OF SECURITIES                                                   33

DIVIDEND POLICY                                                             34

PLAN OF DISTRIBUTION                                                        34

LEGAL MATTERS                                                               36

EXPERTS                                                                     36

FINANCIAL STATEMENTS                                                        36

PROSPECTUS SUMMARY

Our Company

     We create and publish comic books depicting professional athletes as super action heroes. Our principal executive offices are located at 2444 Wilshire Boulevard, Suite 414, Santa Monica, CA 90403, and our telephone number at these offices is (310) 829-9590.

The Offering

Securities offered
     Maximum offering                         3,600,000 shares
     Minimum offering                         2,400,000 shares
Shares outstanding at October 31, 2000        7,470,000 shares
Shares outstanding after the offering
     Maximum offering                        11,070,000 shares
     Minimum offering                         9,870,000 shares

Total public price                            $0.50
Estimated offering expenses                   $65,000
Net proceeds
     Maximum Offering                         $1,735,000
     Minimum Offering                         $1,135,000

Resale of shares by selling stockholders      420,000 shares


     The following summary financial   information   has  been  derived  from
our consolidated financial statements which appear later in this prospectus and should be read in conjunction with those consolidated financial statements and related notes.

                                   For the six months      For the years
                                   ended July 31,          ended January 31
                                   2000      1999          2000       1999
Consolidated Statement of
Operations Data:

Net sales                        $143,204     $8,225       $13,047    $15,871
Gross profit (loss)                54,114     (5,331)     (261,519)   (30,672)
Operating loss                   (185,186)  (425,308)   (1,203,277)  (262,557)
Net loss                         (411,437)  (443,137)   (1,322,025)  (286,802)
Loss per share                       (.06)      (.08)         (.21)      (.07)

Consolidated Balance Sheet Data:

Cash and cash equivalents              --                  $15,949
Working capital                (1,087,827)                (644,051)
Total assets                      359,957                  199,434
Total stockholders' equity
 (deficit)                       (972,890)                (561,452)

RISK FACTORS

Our License Agreements Do Not Grant Us Exclusive Rights to Publish Our Comic Books, Which Means That Others Could Enter the Market and Compete with Us.

     Our existing and any future license agreements with the leagues or players' associations are key to any success of our business. However, these licenses are not exclusive, which means the leagues or the players' associations could grant similar or more favorable license agreements to others. If this were to happen in the future, we could be competing with others for the same market share. The only exclusive contract which we currently hold is with Karl Malone. While we are not aware of any other companies seeking to obtain the rights from the leagues and associations to publish comic books, as public exposure to our comic books increases, it is possible that other existing or new comic book publishers may attempt to enter this field which would significantly increase our competition and could decrease sales. We are not certain that the market would be large enough to support additional publishers.


Each of the License Agreements Is for a Relatively Short Duration and There Is No Assurance That Any of the Agreements Will Be Renewed.

     Our business requires the acquisition of licensing rights from the sports leagues and associations, and, in some cases, the professional athletes themselves. Without these licenses, it would be difficult or, in some cases, impossible, to continue our present operations. We have a number of licenses which expire over the next few years. Generally, the agreements do not provide for automatic renewals or extensions. In addition, our right to market the comic books will expire when the particular license agreement terminates. The following table sets forth each particular license agreement which we currently hold and its expiration date:

     License Agreement                                     Expiration Date
     Major League Baseball Players Association              December 31, 2000
     Major League Baseball Properties, Inc.                 November 30, 2000
     Major League Baseball Players Alumni Association       July 9, 2001
     National Hockey League Players' Association            June 30, 2001
     National Football League Properties, Inc.              August 31, 2002

     We will attempt to renew each license before it expires, but we have not been given any assurances from the licensors that they will renew the agreements. There is no assurance that if we are able to renew the license agreements, that they will be renewed under the same terms as we currently have under our present agreements.


The Two One-year Extensions of Our License Agreement with the Major League Baseball Players Association May Not Have Been Effective.

     The Major League Baseball Players Association agreement is a one year license which ended December 31, 1998, but which had options to extend the initial term for two additional years, namely 1999 and 2000. We may not have met all of the conditions for an extension. If our current extensions are invalid, and the players association does not agree to an extension, we may not be able to continue to publish comic books using Major League Baseball Association players.


The Leagues and Players' Associations Have the Right to Approve the Stories, Art Work, and Design of the Comic Books. Changes Required by Such Reviews Could Be Costly to Us.

     Under our existing license agreements, the leagues, players' associations, and, in some cases, the players themselves, are granted the right to review and approve of the comic books. Our budgeted costs of publishing the comic books includes minimal changes, and if the leagues, associations, or players require substantial changes in a significant number of future comic books, the funds budgeted for publication may be inadequate and we would be required to seek additional funding or allocate funds from other business categories. We have experienced occasions in the past where we have had to revise comic books at various stages of development to meet this obligation or to maintain good relations with the licensors. As we produce more comic books in the future and work with the representatives of the leagues, associations, and players on a more regular basis, we believe we can minimize such revisions. We submit each stage of the development of the comic books to the representatives for their approval. In one instance the approvals of a representative were overridden by a superior in the league which caused us to rework much of the development of the particular comic book. While we may not have been legally obligated to make the changes, we made them primarily to maintain the good will with the league. We will continue to attempt to minimize these problems in the future, but there is no assurance that we can totally eliminate the costs of reworking story lines, likenesses, or other aspects of the comic books during the development stages at our cost.


The Public's Acceptance of Comic Books Using Professional Athletes as Super Heroes Is Largely Untested, and Our Sales of this Type of Comic Book in the Past Is Insufficient to Indicate Whether Significant Sales Will Occur in the Future.

     For the two years ended January 31, 2000, we generated $28,918 in revenues from sales of our comic books, and experienced total net losses of ($1,608,827) for the same period. During the six months ended July 31, 2000, we generated $143,204 in revenues from these sales and experienced total net losses of ($236,437). If we do not generate more sales, we may not be able to continue our present operations once the funds from this offering are used.
To reverse this trend of operating losses, we need to generate significant future sales. We have received purchase orders from several distributors, but our distribution agreements do not require any future or minimum purchase orders.


We Have Borrowed Funds in the Past, the Terms of Which Require Us to Issue Additional Shares of Stock Upon a Default.

     In October 1999 we borrowed $600,000 for operations and agreed to repay the loan in four months. We also agreed to issue 250,000 shares for each sixty days following the maturity date, during which the loan remains unpaid. We were unable to repay the loan on the original due date and agreed with the lender to an extension of the final maturity date to August 1, 2000. For this extension we agreed to issue 100,000 shares to the lender and, for the default of the original due date, we agreed to issue 250,000 shares to the lender. We were again unable to repay the loan on the extended due date and renegotiated the due date of the loan to October 20, 2000. We were again unable to repay the loan by the extended due date. The issuance of these shares if we are unable to repay the loan on or before October 20, 2000, could significantly dilute the ownership interest of the existing shareholders.


The Expansion of Our Business into Digitized Comics on the Internet, the Manufacture of Action Figures Based on Super Heros in Our Comic Books, and Television or Home Video/dvd Programs Based on Super Heros Developed by Us, Is Dependent upon Obtaining the Rights from the Leagues and the Players' Associations.

     Our current license agreements with the leagues and the player's associations are generally limited to the publication of comic books. In order to create digitized comics on our Internet site, to commence the manufacture and marketing of action figures, and to create live-action animated series based upon super heros developed by us, we are required to negotiate additional license agreements with the leagues, players' associations, and, in some cases, the players. While we have commenced the negotiation process, we have not entered into definitive arrangements or agreements and we cannot assure you that we will be able to complete the negotiations in terms sufficiently favorable to enter these markets. In addition, such electronic rights may be part of a larger package of rights granted to other licensees which may preclude us from obtain the rights. Also, in the case of action figures, we may be required to negotiate with the existing manufacturing licensees.

FORWARD LOOKING STATEMENTS

     This prospectus contains statements that plan for or anticipate the future. Forward-looking statements include statements about the future of the comic book or super action hero industry, statements about our future business plans and strategies, and most other statements that are not historical in nature. In this prospectus forward-looking statements are generally identified by the words "anticipate," "plan," "believe," "expect," "estimate," and the like. Although we believe that any forward-looking statements we make in this prospectus are reasonable, because forward-looking statements involve future risks and uncertainties, there are factors that could cause actual results to differ materially from those expressed or implied. For example, a few of the uncertainties that could affect the accuracy of forward-looking statements, besides the specific factors identified in the Risk Factors section of this prospectus, include the following:

     - protracted league labor negotiations, strikes, or lock-outs;

     - changes in our business strategies; and

     - a decline in consumer interest in professional sports and athletes.

     In light of the significant uncertainties inherent in the forward-looking statements made in this prospectus, particularly in view of our early stage of operations, the inclusion of this information should not be regarded as a representation by us or any other person that our objectives and plans will be achieved.

     The Private Securities Litigation Reform Act of 1995, which provides a "safe harbor" for similar statements by existing public companies, does not apply to our offerings.

USE OF PROCEEDS

     The following table sets forth the use of estimated proceeds, alternatively under the minimum and maximum offering, and management's present estimate of the allocation and prioritization of net proceeds expected to be received from this offering. If funds in excess of the minimum amount, but less than the maximum, are received, the funds will be allocated first to the repayment of debt and the balance to the additional working capital. Pending use of the funds, the Company will invest the net proceeds in investment-grade, short-term, interest bearing securities.

                                              Minimum          Maximum
                                              Offering         Offering

Gross Proceeds                              $1,200,000          $1,800,000
     Selling commissions                            -0-                 -0-
     Other offering expenses                   (65,000)            (65,000)
          NET OFFERING PROCEEDS             $1,135,000          $1,735,000

Use of Net Proceeds
     Debt Repayment                           $660,000            $660,000
     Additional Working Capital                475,000           1,075,000
          TOTAL                             $1,135,000          $1,735,000

     The $600,000 of principal and approximately $60,000 in interest which we intend to repay with the proceeds of this offering was borrowed at an interest rate of 10% per annum in October 1999. The loan was originally due February 20, 2000; however we renegotiated a repayment schedule to pay $60,000 on or before May 31, 2000 and the balance, plus interest, on or before August 1, 2000. As consideration for the extension on repayment, we agreed to issue 100,000 shares to the lender for renegotiating the loan and 250,000 shares for the failure to repay the loan on the February 20, 2000, due date. The full principal and interest of the loan were due on October 20, 2000. We are currently negotiating an extension of these loans. In the event of a future default, we will be required to issue an additional 250,000 shares to the lender for each period of sixty days which we remain in default. The funds were used for working capital and approximately $20,000 of such funds were used to pay salaries to executive officers.

     The funds allocated for our additional working capital needs will include the payment of licensing fees of approximately $50,000 in new and existing license fees that were due as of January 1, 2000, and approximately $155,000 for future license fees through approximately April 15, 2001. In addition, up to approximately $180,000, if the minimum proceeds are raised, and $590,000, if the maximum proceeds are raised, will be allocated for sales, marketing, and advertising needs. In addition, $90,000 will be allocated for printing costs of the comic books if the minimum proceeds are raised and $115,000 if the maximum proceeds are raised. Of the remaining funds if the maximum amount of proceeds is raised, $100,000 will be allocated for acquiring new licenses; $40,000 for promotional expenses; and $25,000 for Internet promotions.

     We estimate that the minimum net proceeds of this offering will satisfy our cash needs for approximately 12 months. We do not anticipate that it will be necessary to raise additional funds in the next 12 months.

DILUTION

     During the years ended January 31, 2000, 1999 and 1998, and the six months ended July 31, 2000, we have issued a total of 3,850,000 shares to officers, directors, promoters, and affiliated persons, at an average price of $0.0026 per share. The following table summarizes, as of July 31, 2000, the relative investments of all existing shareholders and the new investors, after giving pro forma effect to the sale of the shares by us in this offering:

                   Shares Purchased      Total Consideration     Average Price
                  Number       Percent   Amount      Percent     Per Share
Affiliate Shares  3,850,000    51.68%   $10,000      0.006%      $0.0026
New investors     3,600,000    48.32%   $1,800,000   99.994%     $0.50
     Total        7,450,000             $1,810,000

     Our financial statements at July 31, 2000, show a net tangible book value of ($1,027,897) or ($.14) per share. Net tangible book value per share represents the amount of our tangible assets, less total liabilities, divided by the number of shares of common stock outstanding. Without taking into account any further adjustments in net tangible book value after July 31, 2000, other than to give effect to the sale of the maximum number of shares offered hereby, and after deduction of offering expenses, our pro forma net tangible book value at July 31, 2000, would have been $707,103 or approximately $.06 per share of common stock, representing an increase in net tangible book value of approximately $.20 to existing shareholders and a dilution of approximately $.44 per share to new investors. If only the minimum number of shares is sold, our pro forma net tangible book value at July 31, 2000, would have been $107,103 or approximately $.01 per share of common stock, representing an increase in net tangible book value of approximately $.15 to existing shareholders and a dilution of approximately $.49 per share to new investors.

MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL
CONDITION AND RESULTS OF OPERATION

Results of Operations

     Years ended January 31, 2000 and 1999

     We experienced a net loss of $1,322,025 for the year ended January 31, 2000, compared to a net loss of $286,802 for the year ended January 31, 1999. This increase in net loss resulted primarily from significant increases in the cost of goods sold, general and administrative expenses, and interest expenses.

     We experienced a gross profit deficiency of $261,519 for the year ended January 31, 2000, compared to $30,672 for the year ended January 31, 1999. Our cost of goods sold increased approximately 490% in the year ended January 31, 2000, compared with the year ended January 31, 1999. During the year ended January 31, 2000, our cost of goods sold increased dramatically because the cost of manufacturing and the minimum royalties exceeded the sales price of the comic books. Accordingly, we also reduced the value of the remaining inventory to its market value. Net sales remained relatively flat and actually decreased slightly in the year ended January 31, 2000. The low volume of sales was attributable to our seeking new outlets for our comic books which we were not able to implement until after the year end.

     Cost of goods sold includes minimum royalties, fixed costs of coloring, illustration and other production costs. Management anticipates that the unit cost will be reduced through increased production resulting in an improved gross profit margin.

     Our general and administrative expenses increased approximately 387% in the year ended January 31, 2000, compared with the prior year. These expenses increased significantly in part because of increased salary and wages paid to employees and increased marketing and investor relations expenses. Labor costs totaled $243,281 or 28% of the general and administrative costs in the year ended January 31, 2000, compared to $5,197 in the year ended January 31, 1999. We also significantly increased our legal and accounting expenses during the year ended January 31, 2000, by $137,319, or 143%, compared with last year.

     Approximately 17% of the our general and administrative expense was in marketing and Internet development for the year ended January 31, 2000. The projected benefit from this investment is improved name recognition with sales to follow. We have also incurred professional and investor relations expenses of $185,382 in the year ended January 31, 2000 as compared to $81,751 in the year ended January 31, 1999. Management believes that these expenses will diminish in the future. Depreciation expense and amortization of licenses were $61,467 and $15,382 during the years ended January 31, 2000 and 1999, respectively.

     Interest expense was $118,748 in the year ended January 31, 2000, and $22,433 in the year ended January 31, 1999. This 429% increase in interest expense is primarily due to the amortized portion of the value of the 250,000 shares issued to The Orbiter Fund Ltd. as an incentive for making the loan to us.

     Six Months Ended July 31, 2000 and 1999

     Net sales of our comic books for the six months ended July 31, 2000, increased approximately 1,641% from the six months ended July 31, 1999. This substantial increase is attributable to an increase in the number and type of distributors of our comic books. Until April 1, 2000, we sold our books through a single distributor, with the exception of the Malone and Webber comic books which were sold in the players' home arenas. Subsequent to April 1, 2000, we also introduced our four baseball books, Cosmic Slam, Shortstop Squad, Fastball Express, and Super Sluggers. During the period ended July 31, 2000, these books were being sold in 26 of the Major League Baseball stadiums, convenience stores, 163 Target stores, over the Internet, through our toll-free telephone number, in amusement parks, sporting goods stores, and hobby shops, thus providing us a much wider distribution market. We anticipate that the increase in net sales will continue as we increase our distribution of comic books by introducing four of our National Football League books which are anticipated to be available in stadiums this fall, followed by the introduction of our hockey books this winter.

     Our cost of goods sold during the six month period ended July 31, 2000, increased approximately 557% over the same period last year. As a percentage of net sales, the cost of goods sold during the six month period ended July 31, 2000, decreased to approximately 62% from approximately 165% for the same period in 1999. This decrease in the percentage of cost of goods sold is attributable primarily to the cost savings in making larger printing runs. To fulfill our wider distribution obligations, we needed to increase our printing runs. In the printing business, the unit cost decreases drastically the higher the print run. Not only were printing costs decreased per book, but the fixed costs of designing, editorial, and artwork of the books were also drastically decreased, as we were able to offset fixed costs over a higher number of books. We anticipate that these decreases in the cost of goods sold should remain consistent or lower as our distribution increases.

     Our total operating expenses for the six months ended July 31, 2000, decreased by approximately 43% from those of the same period in 1999. These expenses decreased significantly from the same period last year for several reasons. We lowered our expenses by reducing management salaries and electing to hire subcontractors to design our comic books outside the office. We also streamlined our shipping costs.

     Interest expense was $226,251 in the six months ended July 31, 2000, and $17,829 in the six months ended July 31, 1999. This increase in interest expense is primarily due to the value of the additional 350,000 shares due to The Orbiter Fund Ltd. for the extension of the $600,000 loan and the original default on the loan. The 350,000 shares to be issued have been recorded as interest payable of $175,000 at July 31, 2000.

Liquidity and Capital Resources

     Our financial condition remains tenuous. At January 31, 2000, our total cash and cash equivalents were only $15,949, which was only a modest increase from the close of the year ended January 31, 1999, at which time we had no cash or cash equivalents. As of January 31, 2000, our operating activities consumed $1,216,505, which were satisfied by financing activities of $1,246,650. At July 31, 2000, our operating activities consumed $259,497, which was satisfied by a combination of loans from shareholders and the cash remaining at prior year end.

     We had a working capital deficit of $644,051 as of January 31, 2000, and $1,087,827 as of July 31, 2000. Management believes that it will be able to meet current working capital, license and debt service requirements through
this offering, improved revenues and reductions in costs.   Proceeds from the
offering are estimated by management to provide us with additional working capital ranging from $415,000 to $955,000. The following individual items are of significance in our cash flows from our operating activities:

     Non-cash expense - During the year ended January 31, 2000, we had a non-cash expense of $127,500, which was an issuance of stock as a payment of interest on the payable to The Orbiter Fund Ltd.

     Inventory and accounts receivable - Our continued expansion of our comic book lines resulted in an increase in inventory during the year ended January 31, 2000 of $31,297, and an additional increase in inventory of $79,767 during the six months ended July 31, 2000. During the six months ended July 31, 2000, accounts receivable increased $77,195. The larger distribution of our comic books accounts for the higher inventory and accounts receivable. As we launched our new books, some of them were sold into the market place on a consignment/guaranteed basis. We are owed money from several stadiums and stores throughout the country. Generally, the comic books are paid for on terms of net 30 days.

     Liabilities - Accounts payable and other accrued expenses increased by $16,637 for the year ended January 31, 2000, and $328,305 for the six months ended July 31, 2000. This is resulting primarily from increased inventory purchases and accrued interest. During the six months ended July 31, 2000, we recorded $175,000 in accrued interest payable for the 350,000 unissued shares of common stock valued at $1.50 per share to be issued in connection with the $600,000 loan from The Orbiter Fund Ltd.

     We had a use of cash from investing activities during the year ended January 31, 2000, of $14,196 in connection with the purchase of office equipment. We used $30,108 during the six months ended July 31, 2000, to purchase license agreements.

     We realized net cash from financing activities of $1,246,650 during the year ended January 31, 2000. This amount was derived primarily from a note payable in the amount of $600,000 and a limited offering of common stock in the amount of $650,000. During the six months ended July 31, 2000, we borrowed an additional $235,000. The proceeds were used in operations.

BUSINESS

Background and History

     We were originally incorporated under the laws of the State of Utah on August 24, 1981, under the name "Edge Investment Company." On October 13, 1983, we changed our name to "American Surgical Laser, Inc." We subsequently changed domicile to Delaware by merging into a Delaware corporation formed for this purpose. The merger was effective on April 12, 1985. The Delaware corporation was incorporated on January 21, 1985, under the name "American Surgical Laser-Del, Inc." We changed our name to "Eclipse Imports, Inc." on June 10, 1997. On March 12, 1999, we changed the name to "Neurochemical Research International, Corp." The effective date of the name change to "Ultimate Sports Entertainment, Inc." was April 7, 1999.

     We were initially formed for the purpose of investing in and managing real property and in late 1983 we entered the laser medical research and development field. The development activity continued until 1986 when the project was discontinued because of lack of funds and a conflict in management.

     During September 1983 we issued 5,000 shares in a public offering and received $20,000 cash.

     Effective October 12, 1983, we forward split our outstanding shares at the rate of 3.8789-for-one, which means that each share of stock outstanding immediately prior to the effective date of the forward split was increased to
3.8789 shares after the split. Effective July 17, 1997, we reverse split the outstanding shares at the rate of one-for-two hundred, which means that each 200 shares of stock outstanding immediately prior to the effective date of the reverse split was decreased to one share after the split.

     In February 1999 we proposed to enter into a merger transaction with Neurochemical Research Corp. In contemplation of the closing of the merger transaction, we changed our name to "Neurochemical Research International, Corp." A special meeting of shareholders was called and held on February 12, 1999, to approve the merger transaction. The shareholders voted not to proceed with the merger, but did approve a one-for-ten reverse split of the outstanding shares effected March 22, 1999, which means that each ten shares of stock outstanding immediately prior to the effective date of the reverse split was decreased to one share after the split.

     On March 30, 1999, we entered into a reorganization agreement with AllStar Arena Entertainment, a privately-held California corporation, and the shareholders of this entity. At this time we were an inactive entity with no significant assets or liabilities. AllStar Arena was incorporated in the State of California on June 28, 1996, under the name "Lobito Publishing Group" and amended its articles of incorporation to change its name to "AllStar Arena Entertainment" on January 26, 1998. The agreement provided that on the closing date the shareholders of AllStar Arena would exchange all of their shares for 3,850,000 shares of our company, such that AllStar Arena would become a wholly owned subsidiary and the shareholders of AllStar Arena would own a majority of the outstanding stock of our company. The closing of the reorganization agreement was held on April 6, 1999, and old management resigned in favor of directors and officers who were designated by AllStar Arena. Contemporaneous with the closing on April 6, 1999, we issued 1,300,000 shares in a limited offering and canceled 2,030,680 shares which had previously been issued in connection with the proposed transaction with Neurochemical Research Corp. in February 1999. As a result of the closing the shareholders of AllStar Arena owned approximately 54% of the outstanding shares, taking into account the issuance of the 1,300,000 shares and the cancellation of the 2,030,680 shares.

     Also in connection with the reorganization agreement with AllStar
Arena, we forward split the outstanding shares at the rate of four-for-one effective March 29, 1999, which means that each share of stock outstanding immediately prior to the effective date of the forward split was increased to four shares after the split. We also amended our articles of incorporation and increased the number of authorized common shares from 11,000,000 to 50,000,000 shares on April 7, 1999.

     Unless otherwise indicated, all references to our outstanding shares give effect to all previous stock splits.

     Immediately following the closing of the reorganization agreement, we entered into a six-month advertising and promotional services agreement with Noble House of Boston, Inc. wherein Noble House agreed to provide certain advertising and promotional services. The initial term of the advertising and promotion agreement with Noble House expired on October 2, 1999, and we are currently negotiating a renewal of the agreement. However, we do not anticipate entering into another agreement with them until after the completion of this public offering.

     In August 1999 we borrowed $50,000 each from Roger Tichenor and James Skalko. These loans, plus interest, were converted into 100,000 shares of common stock in January 2000.

     We are presently engaged in the publication of comic books depicting professional athletes as super heroes. We are able to use these athletes because of our license agreements with the individual athletes and the major league players' associations. Business operations are conducted through both the parent and the subsidiary companies without material differentiation between the two entities. Management proposes to merge AllStar Arena into the parent company to form a single operating entity sometime after the completion of this offering.

License Agreements

     Our license agreements with National Basketball Association players
Chris Webber of the Sacramento Kings and Karl Malone of the Utah Jazz expired in March and November 2000, respectively, and we do not intend to renew them. We have licenses with the Major League Baseball Players Association; the Major League Baseball Properties, Inc.; the National Hockey League Players' Association; the National Football League Properties, Inc.; and the National Football League Quarterback Club. We have also negotiated, but not executed, a license agreement with the Major League Baseball Players Alumni
Association. Total minimum guaranteed royalty payments to be made by us under these contracts for the years ended January 31, 1999 and 2000 were $50,000 and $120,000 respectively. For the years ending January 31, 2001, 2002, and 2003, the estimated aggregate amounts of the minimum guaranteed royalty payments to be made pursuant to these license agreements will be approximately $195,000, $220,000, and $250,000, respectively. Set forth below is a brief description of each of these license agreements:

     The Major League Baseball Players Association License

     This license allows us to use the likenesses of individual players in our comic books. The license was entered into on May 13, 1998, and expires on December 31, 2000. The license grants the non-exclusive right to publish and market comic books in the United States and Canada featuring animated cartoon super-heroes based on Major League Baseball Association players. The agreement also provides for royalties to be paid by us based upon sales of the comic books. The content of each comic book is subject to the prior approval of the Major League Baseball Players Association. Following the termination of the license, we have no further right to market the comic books. The agreement also requires us to indemnify the association against any actions involving it arising out of our acts or omissions. We must also maintain liability insurance.

     The 1999 and 2000 extensions of our licensing agreement with the players association were originally conditioned on several factors, including written notice to players association of the intention to extend the license. This notice was required to be given no earlier than 120 days and not later than 90 days prior to the termination of the initial or extension period. We did not make the required written notices for the extensions within these periods. Also, the agreement provided that any attempted extension would be "void" and "of no effect" if any of the following events occur:

     - If we had breached the agreement;
     - If net sales during the license period were not sufficient to generate actual royalty payments at least equal to the minimum royalty payment; and
     - If we failed to make timely royalty payments.

     We did not met all of these conditions. First of all, the agreement required that during the period ended December 31, 1998, we must have produced and marketed three different comic books, each featuring a minimum of four different players. This did not occur. Second, sales during the initial period were not sufficient to meet the minimum royalty payment.

     The players association accepted the 1999 and 2000 minimum royalty payments and continues to work with us in the development and publication of comic books. We are attempting to clarify the validity of the extensions, but there is no assurance that we can accomplish this.

     Our counsel has been negotiating a new agreement to extend our license agreement with the players association. We are presently in final negotiations and we expect the agreement to be a one-year license with two successive one year options. We anticipate that the new agreement should be completed prior to the expiration of the current term.
     The Major League Baseball Properties License

     This license permits us to use the league and team names and logos in our comic books. The license was entered into on September 23, 1999, and provides for an initial license period ending November 30, 2000, with an automatic extension through December 31, 2001, so long as the licensor does not lose its licenses with the teams. Prior to the expiration of the license agreement, the parties agree to discuss in good faith the renewal of the agreement for an additional period. The license grants the non-exclusive right to use the Major League Baseball logos, league names, teams, and the all-star game, division, league, and world series. The agreement also provides for royalties to be paid by us based upon sales of the comic books and establishes minimum royalties to be paid against actual royalties earned. The content of each comic book is subject to the prior approval of the licensor. Following the termination of the license, we have no further right to market the comic books. The agreement also requires us to indemnify the licensor against any actions involving it arising out of our acts or omissions. We must also maintain liability insurance.

     The Major League Baseball Players Alumni Association License

     This license will allow us to use the trademarks and service marks
associated with the Major League Baseball Players Alumni Association.   As
presently negotiated, it will expire on July 9, 2001. The license will grant to us the non-exclusive right to use the marks in our comic books. The form of the agreement also provides for royalties to be paid by us based upon sales of the comic books and establishes guaranteed minimum royalties to be paid against actual royalties earned. The content of each comic book will be subject to the prior approval of the association. Following the termination of the license, we will have no further right to market the comic books. The form of the agreement also requires us to indemnify the association against any actions involving it arising out of our acts or omissions. We will also be required to maintain liability insurance. We anticipate entering into the definitive agreement upon completion of this offering and the payment of the advance payments that will be due under the agreement.

National Football League Properties License

     This license will allow us to use the trademarks, service marks, and other identifying symbols, slogans, and indicia adopted for commercial use by
the National Football League.   The initial term will expire on August 31,
2002. The license will grant to us the non-exclusive right to use the marks in our comic books. The form of the agreement also provides for royalties to be paid by us based upon sales of the comic books and establishes guaranteed minimum royalties to be paid against actual royalties earned. The content of each comic book will be subject to the prior approval of the licensor. Following the termination of the license, we will have no further right to market the comic books, except to sell existing stock for a period of ninety days following the termination. The form of the agreement also requires us to indemnify the licensor, the league, and the member clubs against any actions involving it arising out of our acts or omissions. We will also be required to maintain liability insurance.

     National Football League Quarterback Club License

     This license, also with the National Football League Properties, Inc., will allow us to use the likenesses of the members of the NFL Quarterback
Club.   The initial term will expire on August 31, 2002.  The license will grant to us the non-exclusive right to use the likenesses in our comic books. The form of the agreement also provides for royalties to be paid by us based upon sales of the comic books and establishes guaranteed minimum royalties to be paid against actual royalties earned. The content of each comic book will be subject to the prior approval of the licensor. Following the termination of the license, we will have no further right to market the comic books, except to sell existing stock for a period of ninety days following the termination. The form of the agreement also requires us to indemnify the licensor, the league, and the member clubs against any actions involving it arising out of our acts or omissions. We will also be required to maintain liability insurance.

     The National Hockey League Players' Association License

     The National Hockey League Players' Association License was entered into on July 1, 1999, and terminates automatically on June 30, 2001. The license grants to us the non-exclusive right to publish and market comic books throughout the world featuring National Hockey League players. However, the players retain the option not to participate in the agreement. As of the date of this prospectus, only one such player has indicated he will not participate in the agreement. The agreement also provides for royalties to be paid by us based on sales of the comic books and establishes minimum annual royalties. The content of each comic book is subject to the approval of the association. Following the termination of the license, we have no further right to market the comic books. The agreement also requires us to indemnify the association against any actions involving it arising out of our acts or omissions. We must also maintain publisher's liability insurance.

     We rely extensively upon the relationship of our president with the representatives of the leagues and associations, and with the players themselves, to obtain the various rights necessary to conduct our business. If we were to lose the services of Mr. Licht there would be a significant question whether we could continue in our current business. We intend to obtain key man insurance in the amount of $1,000,000 on Mr. Licht. We also intend to include in his employment contract provisions which will prohibit him from competing with us should he terminate his existing employment and leave the company.

Publication of Comic Books

     As of November 1, 2000, we had published ten comic books: Webber's
World, featuring Chris Webber; The Mailman, featuring Karl Malone; Cosmic Slam, featuring Jeff Bagwell, Sammy Sosa, Dave Justice, and Mark McGwire; The Shortstop Squad featuring Derek Jeter, Cal Ripken, Jr., Alex Rodriguez, and Barry Larkin; Supper Sluggers featuring Barry Bonds, Ken Griffey Jr., Ken Caminiti, and Mike Piazza; Fast Ball Express featuring Randy Johnson, Roger Clemens, Greg Maddux, Chan Ho Park, and Hideo Nomo; Amazing Mets featuring Mike Piazza, John Franco, Armando Benitez, Edgardo Alfonzo, and Robin Ventura; Gridiron Giants Numbers 1 and 2 both featuring Dan Marino, Terrell Davis, Barry Sanders, and Jake Plummer; and Two Minute Warning featuring John Elway, Junior Seau, Steve Young, and Drew Bledsoe. We are also developing two hockey comic books which we believe will be ready for release this year and four baseball comic books which we believe will be ready for release for the spring 2001 baseball season. Each of the comic books consists of a single story featuring one or more well-known sports figures as super heroes. Stories for the comic books are developed, and in some cases written, by management. In other cases we retain free lance writers to work with us to develop and write the stories and the dialogue. Upon completion of the story, we hire illustrators to create the black and white drawings to correspond to the story and dialogue. Finally, the book is sent to a coloring house or a freelance colorist to include the color for the illustrations. We are currently negotiating with design firms which could perform all of these functions for us.

     Once the particular issue of the comic book has been composed, illustrated and colored, it is down-loaded onto a disk and forwarded to the printer to create the plates for printing. We have used both Quebecor Printing of Montreal, Canada, and Brenner Printing of San Antonio, Texas, as our primary printers of the comic books, but we have no contractual agreement with either of them to print future comic books as they are produced. We believe that these are the two printers in North America which are capable of printing comic books of the quality required by us. We also believe that the risk is low that these printers would not continue to print our comic books in the future under the same terms and similar costs as in the past. If for any reason they could not print the comic books, we believe that suitable printers could be located overseas which could print the comic books at the same or near the cost charged by our current printers; however, shipping costs could be significantly greater.

     The retail price of our comic books is from $2.95 to $4.95, with most being offered at $3.95. This is higher than the retail prices of most other comic books which are sold at between $1.95 to $3.95, with most at $2.75 per issue. One reason for the higher price of our comic books is our expense of paying royalties to the professional players and the leagues which would not be required in connection with most other comic books.

     We believe one reason people may be interested in our comic books is the favorable image projected by the athletes used in our comic books. Obviously, we have no control over the lives of these athletes. Should one of them do something which would cause readers not to view them as potential super heroes, it could materially affect our ability to market the comic books. We are unable to predict what type of actions would affect potential sales, but certainly anything which would negatively affect the athlete's moral character could affect our selling efforts.

Marketing
     The first two comic books published by us, Webber's World and The Mailman, were distributed through direct mail campaigns and newspaper advertisements and at stadiums. The Mailman has been sold primarily to the concessionaires at the stadium in Salt Lake City, Utah, at which Karl Malone plays his home games, and also by direct mail campaigns. Prior to and during the basketball season, we contact the concessionaires and solicit purchase orders for the comic books which are then shipped directly to the stadiums from the warehouse in New York. Webber's World has been sold by direct mail and through advertisements in the Sacramento, California, newspapers.

     Beginning with the baseball comic books we have introduced a broader marketing plan. In addition to offering the comic books to concessionaires in the stadiums where the athletes play, we have also placed regional advertisements in newspapers to solicit direct customer orders. Also, we have negotiated an arrangement with Diamond Comic Distributors, Inc. to distribute our comic books throughout the United States and Canada. As of November 1, 2000, Diamond published ten of our comic books in their catalogue for their retail distributers and agreed to add new issues as they are published. Purchase orders from Diamond will require three weeks delivery time. Upon receipt of such an order, we will contact the printer to run an appropriate number of comic books and ship them directly to Diamond. So long as the comic books are delivered on time, Diamond has agreed to purchase all comic books ordered and not to return any unsold copies. We are also negotiating with a national distributor of publications to newsstands to distribute the comic books and with a national publication for collectibles in which advertisements for the comic books could be placed. Since these arrangements would likely involve returns of unsold comic books, we are also negotiating for an outlet for our unsold books.

     We continue to offer our comic books in the stadiums and for our baseball comic books, we have entered into an exclusive agreement with MJ Sports to distribute our non-premium baseball comic books in the stadiums beginning January 1, 2000, through the 2000 baseball world series. We will offer the football comic books directly to the stadiums and teams.

     We have a toll-free telephone number and a mail order distribution and fulfillment center in-house to handle direct mail and direct telephone orders.

     We have also developed a promotional plan to sell comic books developed for an individual team and offered at the team's stadium in conjunction with pro motional programs of the team. We completed one such program with the New
York Mets at Shea Stadium on July 1, 2000. The Amazing Mets comic book was sponsored by DiGiorno Pizza and given away to kids 14 and under. We are in discussions with other teams and sponsors and intend to expand this program in the future.

Proposed Business

     With the funds from this offering, we are proposing to broaden our current business to include the creation of animated characters based on the super heroes portrayed in the comic books, the manufacture and sale of merchandise associated with the super hero athletes, and the sale of the comic books and merchandise on cable network shopping channels and on the Internet.

     We are negotiating with the various professional athletic leagues and players' associations to secure the rights to create animated series using the professional athletes and to manufacture and sell the merchandise associated with the series. Our current license agreements do not provide such rights. We are also required to negotiate with the licensee which holds the distribution rights for such products with the leagues.

     We have created a web site which includes information about our company and its products. We also intend to offer digitized comics developed
specifically for the web site.   We do not anticipate commencing the project
until we have secured the necessary rights from the professional sports leagues and players' associations. The present license agreements held by us do not provide such rights.

     We are also negotiating with the companies which hold the license to manufacture action figures using professional athletes. We hope to enter into agreements which would permit us to manufacture and market action figures based upon characters developed for our comic books. In order to accomplish this, we will need to negotiate agreements with the manufacturers and the leagues and player's associations.

     We are negotiating with several entities which specialize in promoting limited edition and signed articles on television home shopping programs. If the negotiations are successful, we anticipate that signed copies of our comic books published in special limited editions will be offered on cable home shopping channels by the first company willing to commit to a significant initial order.

Competition

     Our share of the comic book market is insignificant in comparison to other comic book publishers. The comic book market is dominated primarily by Marvel Comics and DC Comics, each of which has substantially greater assets, manpower, and market share than do we. While neither of these entities publishes a comic book using athletes as super hero characters, they do publish a significant number of comic books using various super heroes. And while we do not compete directly with these companies, we may compete for some of their readers who may be interested in the sports figures in our comic books. We may not have the resources or facilities to compete directly with these publishers.

     There are a number of smaller comic book publishers, most of which have had more experience in this industry and are better financed. While we are familiar with a limited number of other companies which publish comic books using athletes in stories in which they are portrayed in their particular athletic capacity, for example as a wrestler, we are not aware of any of these publishers using professional athletes as super action figures in their comic books as we do. However, we will likewise compete with these publishers for comic book readers in general, and perhaps those interested in the sports.

     We are also aware of manufacturers of action figures based on athletes. If we are successful in entering the action figure market, we will be competing with these companies as well.

     We believe that our comic books will appeal to a certain niche audience which is interested in both sports and comic books. We also believe we will be able to compete in this niche market with other publishers of comic books because of the appeal of the star athletes who appear in our comic books.

Government Regulation

     We are not subject to any significant government regulations, except as may relate to compliance with the corporate laws of the States of Delaware and California.

Employees

     At November 1, 2000, we had three full-time employees, including two members of management. We also employ one part-time person and four consultants.

Trademarks and Copyrights

     On June 4, 1999, we filed for a federal trademark for "Ultimate Sports Force" and in January 2000 we filed for a federal trademark for "Ultimate Sports Entertainment, Inc." We have received preliminary notification from the examiner that there may be a conflict with "Ultimate Sports Force," but we may not know for more than one year whether we will be issued such trademark.

Description of Facilities and Equipment

     We lease approximately 1,156 square feet of office space located at our principal executive offices at 2444 Wilshire Boulevard, Suite 414, Santa Monica, California. The office space is leased under a three year lease which commenced on May 15, 1999, and terminates on May 31, 2002. The initial base rent for the space is $2,255 per month, plus our share of common space expenses. The monthly base rent increased to $2,323 on June 1, 2000, and increases to $2,393 commencing June 1, 2001. The lease grants to us the right to extend the lease for one additional three-year period.

     We also lease some of our computer equipment under a three year lease which commenced in December 1998. The value of the leased equipment at the time of the lease was $9,016 and we have the option to purchase the equipment at the end of the lease at the greater of the then fair market value or 15% of the original value of the equipment. Monthly payments are $313. The lease is personally guaranteed by Joseph Yukich, a former officer and director of AllStar Arena, by Martin Burke, III, a former director, and by Paul Fairchild, a former officer.

Legal Proceedings

     We are not a party to any material pending legal proceedings or government actions, including any material bankruptcy, receivership, or similar proceedings. We do not believe that there are any material proceedings to which any director, officer or affiliate of our company, any owner of record of beneficially of more than five percent of our common stock, or any associate of any such director, officer, affiliate of ours, or security holder is a party adverse to us or has a material interest adverse to us. However, Paul Fairchild, a former officer has notified us through his attorney that he may seek damages against us because of his claim of wrongful termination. We do not believe that this action would have a material adverse effect upon us.

     On May 2, 2000, a complaint was filed in the Superior Court of the State of California, County of Los Angeles, Case No. BC229219, against us, and Frederick R. Licht, our president and director, and Asher Fensterheim, our corporate counsel, by Joseph Yukich, Michael Walsh, and Herbert Dogan. The complaint is titled as a shareholder derivative action. The complaint alleges that the individual defendants, in particular Mr. Licht, have mismanaged the affairs of the company, and sites as examples the loan with The Orbiter Fund Ltd.; the funds borrowed from Mr. Tichenor and Mr. Skalko; the sale of warrants to the wife of Mr. Fensterheim; the placing of comic book material on the Internet; straining the relationship with the Major League Baseball Players Association; and paying excessive salaries to Mr. Licht. The plaintiffs are seeking a temporary and permanent injunction against further conduct as described in the complaint; general damages in favor of the company in an amount to be established at trial; and punitive damages in an amount sufficient to punish or make an example of the defendants. Our counsel, Richard LeBell Morgan, Inc., is of the opinion that this action lacks merit and the court has sustained a demurrer to the complaint on the ground that it failed to state a cause of action. Thereafter the plaintiff amended the complaint and we again demurred against the amended complaint. The matter is scheduled for hearing in December 6, 2000. We intend to vigorously defend this action.

     On May 3, 2000, a complaint was filed in the United States District Court, Central District of California, Case No. 00-04636, against Mr. Licht and us by Joseph Yukich. The complaint seeks damages and injunctive relief for alleged copyright infringement in connection with the "The Cosmic Slam," "Webber's World," Karl Malone the Mailman," "Supper Sluggers," "The Shortstop Squad," and "Fastball Express." Mr. Yukich claims to be a one-third owner of the copyrights for the comic books bearing these names. To the extent Mr. Yukich contributed, if at all, ideas and/or content to any of the above-named comic books, Mr. Yukich did so at the time he was working as an employee and president of the company. The company never agreed to grant Mr. Yukich any copyright rights. In fact, it was explicitly understood by all concerned that Mr. Yukich was not entitled to any personal interest in the copyright. Based on and relying upon this information, the company's legal counsel in the action, attorney David B. Felsenthal, has concluded that any contribution by Mr. Yukich was a "work made for hire" under United States copyright laws and that Mr. Yukich has no legal justification for claiming he has any legal right to the copyrights for these comic books. For this reason, our counsel is of the opinion that Mr. Yukich's claims in this action are without merit. We intend to vigorously defend against Mr. Yukich's action.

Reports to Our Security Holders

     Our fiscal year ends on January 31st. We do not presently intend to furnish our shareholders with annual reports. However, we intend to become a reporting company and file annual, quarterly, and current reports, and other information with the SEC. You may read and copy any reports, statements or other information we file at the SEC's public reference room at 450 fifth Street, N.W., Washington D.C. 20549. You can request copies of these documents, upon payment of a duplicating fee, by writing to the SEC. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference rooms. Our SEC filings are also available to the public on the SEC Internet site at http://www.sec.gov.

MANAGEMENT

General

     The following table sets forth information concerning our current sole director and executive officer, a significant employee of our company, their ages, and all offices and positions. Mr. Gitlin is not considered an executive officer, but is deemed to be a significant employee. Directors are elected for a term of one year and until his successor is elected and qualified. Annual meetings are to be scheduled by the Board of Directors. Officers are elected by the Board of Directors and hold office until their successors are chosen and qualified.

     Name                    Age     Position                   Director Since
     Frederick R. Licht      33      Director, President, CEO     1999
                                     Secretary/Treasurer, & CFO
     Drew Gitlin             41      Chief Operating Officer       --

     FREDERICK R. LICHT, has been the president and chief executive officer of AllStar Arena since 1999. From 1994 to January 1999, he was self-employed as an attorney representing professional athletes. Mr. Licht graduated from Brandeis University in 1989 with a bachelor of arts degree. He received his juris doctor degree from UCLA School of Law in 1992.

     DREW GITLIN, has been the chief operating officer since January 2000. From January 1999 until December 1999 he was self-employed as a writer. From September 1997 until December 1998 he was employed as a mortgage banker and was President of American Home Credit, a wholesale and retail home mortgage banking company. From 1987 until 1997 he was employed by Reprise Records as a local promotion manager. Reprise Records is a music company that signs music artists and records their music on compact disks and cassettes for sale to retail outlets throughout the world.

     The Board of Directors has no nominating, auditing or compensation committee. There are no arrangements or understandings between Mr. Licht and any other person or persons pursuant to which he was selected as an officer or director.

Compensation of Executive Officers

     The following table sets forth the aggregate executive compensation awarded to, earned by, or paid to the named executive officers for all services rendered in all capacities to our company or any of its subsidiaries for the years ended January 31, 2000, 1999, and 1998:


                      Annual Compensation    Long-Term Compensation
                                  Other     Awards     Payouts          All
                                 Annual     Restricted                  Other
Name and                       Compensation Stock     Options/  LTIP    Compen
Principal                                   Award(s)  SARS      Payouts -sation
Positions      Year  Salary  Bonus
---------      ----  ------  ----- ---      -------   -------   ------- -------
Frederick
R. Licht, CEO  2000 $102,000  --   --       --        --         --      --
               1999    --     --   --       --        --         --      --
               1998    --     --   --       --        --         --      --
Angela Ross
               2000    --     --   --       --        --         --      --
               1999    --     --   --       --        --         --      --
               1998    --     --   --       --        --         --      --


     Mr. Licht has served as our chief executive officer since April 7, 1999.

     Ms. Ross served as our chief executive officer from November 19, 1998, until April 7, 1999. She received no compensation during the years 1998, 1999, or 2000.

     We have agreed to provide Mr. Licht with a two year employment contract beginning retroactively to January 1, 1999. We paid him $7,500 per month during the first year and will pay him $10,000 per month during the second year. We anticipate completing the definitive employment contract during the fourth quarter of 2000.
Compensation of Directors

     Directors are permitted to receive fixed fees and other compensation for their services as directors, as determined by the Board of Directors. We have decided to pay our directors a fee of $10,000 per year for serving as a director. This fee was paid to Mr. Martin Burke, III, a former director during the year ended June 30, 1999; Mr. Licht has waived his fee to date.

Stock Option Plan

     We have adopted a stock option plan, pursuant to which we are authorized to grant options to purchase up to 1,000,000 shares of our common stock to our key employees, officers, directors, consultants, and other independent advisors. Awards under the plan will consist of both non-qualified and incentive stock options. We cannot grant incentive stock options until the plan is approved by the shareholders.

     The plan is administered by the Board of Directors which will determine the persons to whom awards will be granted, the number of awards to be granted and the specific terms of each grant, including the vesting thereof, subject to the provisions of the plan.

     Persons who are eligible to participate in the plan include the following:

     - Employees, as to both incentive and non-qualified options;
     - Non-employee members of the Board, as to non-qualified options; and
     - Consultants and other independent advisors, as to non-qualified options.

     In connection with qualified stock options, the exercise price of each option may not be less than 100% of the fair market value of the common stock on the date of grant, or 110% of the fair market value in the case of a grantee holding more than 10% of our outstanding stock. The aggregate fair market value of shares for which qualified stock options are exercisable by such employee, or 10% shareholder, during any calendar year may not exceed $100,000. Non-qualified stock options granted under the plan may be granted at a price determined by the Board of Directors, not to be less than the fair market value of the common stock on the date of grant.

     No option may be granted to be exercised more than 10 years after the grant date. The terms of options outstanding at the time of a persons cessation of service, death, permanent disability, or misconduct are reduced to the following periods, but not to exceed the original term:

     - Three months after cessation of services, except by reason of death, permanent disability, or misconduct;
     - Twelve months after the optionee's death or permanent disability;
        and
     - Immediately upon termination for misconduct.

     The Plan also contains provisions affecting outstanding options in the case of certain corporate transactions or in the event of a change of control. If we should enter into a merger or consolidation, or in the event of a tender or exchange offer, in which securities representing more than 50% of the voting control are transferred to an outside party, or if we should sell, transfer, or dispose of all, or substantially all of our assets, we could accelerate the vesting and termination dates of these options. We could also elect to terminate outstanding purchase rights associated with the options. In the alternative, the options could be assumed and adjusted for the particular corporate transaction.

     At November 1, 2000, 500,000 options were held by Drew Gitlin, our chief operating officer.

CERTAIN TRANSACTIONS

     In April 1999, the shareholders of AllStar Arena Entertainment, including Frederick R. Licht, an officer, director and principal share holder of our company, Martin J. Burke, III, a principal shareholder and a former director or our company, and Joseph Yukich, a principal shareholder and a former officer and director of our company, exchanged shares of stock of AllStar Arena Entertainment for the shares which they currently hold in our company. Mr. Licht paid $1,000 for his shares in AllStar Arena, Mr. Burke paid $7,000, and Mr. Yukich paid $1,000.

     In November 1999 we sold 250,000 warrants to Deborah Fensterheim, the wife of Asher Fensterheim, an attorney for us. The consideration we received for issuing these warrants to Mrs. Fensterheim was $2,500. The warrants are exercisable at $2.00 per share at any time until October 31, 2004. The warrant certificate provides for a "cashless" exercise by surrendering the number of warrants having a fair market value equal to or greater than the required total exercise price. The warrant certificate also provides for registration rights of the underlying shares.

     Also in November 1999 we issued 20,000 shares to our counsel, Ronald
N. Vance, as part of the consideration to our counsel for the preparation of this registration statement. These shares are included for resale in this prospectus. The shares were valued at $10,000. As of October 30, 2000, Mr. Vance had also received cash compensation of $20,000 for the preparation of the registration statement of which this prospectus is a part.

     In April 1999 we loaned $42,500 to Joseph Yukich, a former officer and director of AllStar Arena. Repayment of this loan is secured by the stock received by Mr. Yukich in the reverse acquisition transaction between AllStar Arena and us. The loan includes interest at 5% per annum from the date of the loan. The loan is due upon the expiration of the one-year holding period of Rule 144 which occurred in April 2000. The loan may be repaid by tendering to us the number of shares equal in market value to the amount of the outstanding loan, plus accrued interest, or by selling the shares, provided that the net proceeds of such sales are used to repay the loan, plus accrued interest. If shares are used to repay the loan directly, the market value of the shares shall be determined by the average bid price of the stock for the five trading days immediately preceding the due date of the loan. We have demanded repayment of the loan.

     On October 20, 1999, we borrowed $600,000 from The Orbiter Fund Ltd., an entity controlled by Michael Lauer, one of our shareholders. The loan agreement originally provided for a term of four months with interest of 10% per annum payable upon maturity of the loan and granted the lender the right to convert the loan into our stock at the rate of $1.00 per share. As an incentive for loaning the funds to us, we issued 250,000 shares to The Orbiter Fund Ltd. The loan document also provides that if we do not repay it in full within fifteen days following its due date, we will issue an additional 250,000 shares for each sixty day period the loan remains unpaid. We were unable to repay the loan on the original due date. We negotiated an extension of the loan and agreed to pay $60,000 on or before May 31, 2000, and the balance, plus interest, on or before August 1, 2000. We also agreed to issue 250,000 shares to the lender for failure to repay the loan on the original due date and 100,000 shares for agreeing to extend repayment of the loan. These additional 350,000 shares have not yet been issued. We were unable to make the required payments on May 31, 2000, and on August 1, 2000, and renegotiated the maturity date of the loan to October 20, 2000, at which time the entire principal and interest was due. We are currently negotiating an extension of the loan. We also eliminated the right of the lender to convert the loan to stock.

     From March 10, 2000, until May 17, 2000, J.L.B Equities, Inc., an entity owned and controlled by Jay Botchman, a major shareholder, loaned us an aggregate of $160,000. The funds were used for the general operations of the company. On June 20, 2000, David Rosenberg and John J. Gerard, two of our shareholders, also loaned $25,000 and $50,000, respectively, to us. And, on August 9, 2000, Mr. Gerard loaned another $50,000 to us. These funds were likewise used for operation expenses. In regard to the loan payable to Mr. Rosenberg, Martin Burke III, a principal shareholder, pledged 50,000 of his shares, and in regard to the two loans payable to Mr. Gerard, he pledged a total of 100,000 of his shares as collateral security for the loans. Each of these loans bears an interest rate of 20% and is payable as follows: interest at the rate of 1% in excess of the prime commercial loan rate from time to time announced by The Chase Manhattan Bank, N.A. is payable monthly commencing one month from the date of the loan; the balance of the interest, less any amount paid pursuant to the foregoing provision, is payable on the maturity date; and the unpaid principal, thereof together with any interest payable pursuant to the foregoing provision, is due on the maturity date of June 20, 2001.

MARKET INFORMATION

     Our shares were quoted on the OTC Electronic Bulletin Board beginning August 11, 1998, through November 1999; they are currently quoted on the Pink Sheets. Based upon the limited volume of trading, we do not believe that there exists an established market for our stock. The table below sets forth for the periods indicated the high and low bid quotations as reported by the Trading and Marketing Services Department of NASDAQ. These quotations reflect inter-dealer prices, without retail mark-up, mark-down, or commission and may not necessarily represent actual transactions.

                            Quarter        High           Low

FISCAL YEAR ENDED            Third         $0.1250         -0-
JANUARY 31, 1999             Fourth        $0.3125       $0.0938

FISCAL YEAR ENDED
JANUARY 31, 2000             First         $3.9375       $0.1250
                             Second        $3.0625       $1.6563
                             Third         $3.00         $0.75
                             Fourth        $0.75         $0.375

FISCAL YEAR ENDING
JANUARY 31, 2001             First         $0.75         $0.35
                             Second        $0.85         $0.18
                             Third         $0.60         $0.30

     At November 1, 2000, we had outstanding options to purchase 592,500 shares and outstanding warrants to purchase 250,000 shares. The options were issued under our existing stock option plan.

     None of the shares of common stock is subject to outstanding options or warrants to purchase, or securities convertible into our common stock, except for the 592,500 outstanding options issued under our stock option plan and the warrants held by Ms. Fensterheim to purchase 250,000 shares. None of our shares is being, nor have any shares proposed to be, publicly offered by us. However, we have granted registration rights to the selling shareholders to register up to 420,000 of the outstanding restricted shares and to Deborah Fensterheim to register the shares underlying the warrants granted to her. In connection with the 150,000 restricted shares held by Noble House of Boston, Inc., we have agreed to provide up to three opportunities to register these shares at any time commencing April 5, 2000 and ending four years thereafter.

     As of October 31, 2000, there were approximately 474 holders of record of our shares as reported to us by our transfer agent.

     Our shares are subject to Rule 15g-9 under the Exchange Act. That rule imposes additional sales practice requirements on broker-dealers that sell low-priced securities designated as "penny stocks" to persons other than established customers and institutional accredited investors. The SEC's regulations define a "penny stock" to be any equity security that has a market price less than $5.00 per share or with an exercise price of less than $5.00 per share, subject to certain exceptions. Initially our stock will be penny stock. We cannot assure you that our shares will ever qualify for exemption from these restrictions. For transactions covered by this rule, a broker-dealer must make a special suitability determination for the purchaser and have received the purchaser's written consent to the transaction prior to sale. Consequently, the rule may affect the ability of broker-dealers to sell our shares and may affect the ability of holders to sell their shares in the secondary market.

SHARES ELIGIBLE FOR FUTURE SALE

     Upon completion of this offering, we will have 11,070,000 outstanding shares. Of those, the 3,600,000 shares being offered in this offering, will, subject to any applicable state law restrictions on secondary trading, be freely tradeable without restriction under the Securities Act, except that any shares purchased by "affiliates," as that term is defined in Rule 144 under the Securities Act, will be subject to the resale limitations of Rule 144. Also, 420,000 outstanding restricted shares are being registered for resale.

     Of the remaining shares, 4,672,840 shares are designated as restricted shares by the transfer agent, and are not being registered for resale. Of these shares 3,850,000 where issued in connection with the reorganization with AllStar Arena Entertainment, and 100,000 where issued in a non-public conversion of outstanding promissary notes after the reogranization, and therefore may be available for resale during the period beginning ninety days after the date of this prospectus, through one year from the date of this prospectus, if all of the requirements of Rule 144 in addition to the holding period are met; 1,639,600 of these shares are subject to the lock-up agreement and will not be eligible for resale until at least one year from the date of this prospectus. We have been advised by the staff of the Securities and Exchange Commission that Rule 144 would not be available for the remaining 722,840 shares designated as restricted if the shares were issued at a time during which the issuer was a blank check issuer and that these shares could only be resold through a registered offering.

     In general, under Rule 144, as currently in effect, any person who has beneficially owned restricted shares for at least one year, is entitled to sell, within any three-month period, a number of shares that does not exceed the greater of 1% of our then outstanding shares, or the average weekly trading volume of our stock during the four calendar weeks immediately preceding the date on which notice of the sale is filed with the SEC. Sales pursuant to Rule 144 are also subject to certain requirements relating to manner of sale, notice and availability of current public information about us. A person who is not deemed to have been an affiliate at any time during the 90 days immediately preceding the sale and whose restricted shares have been fully-paid for two years since the later of the date they were acquired from us, or the date they were acquired from one of our affiliates, may sell these restricted shares under Rule 144(k) without regard to the limitations and requirements described above. Restricted shares may not be resold under Rule 144 until ninety days from the date of this prospectus, regardless of when the one year holding period expires.

     We cannot predict the effect, if any, that sales of shares under Rule 144 or the availability of shares for sale will have on the market price of our stock prevailing from time to time. We are unable to estimate the number of shares that may be sold in the public market under Rule 144, because the amount will depend on the trading volume in, and market price for, our stock and other factors. Nevertheless, sales of substantial amounts of shares in the public market, or the perception that sales of these shares could occur, could adversely affect the market price of our stock.

PRINCIPAL SHAREHOLDERS

     The following table sets forth certain information concerning the shares common stock ownership as of October 31, 2000, of each person who is known to us to be the beneficial owner of more than five percent of our common stock; by each of our executive officers and directors; and by executive officers and directors as a group. Such information was furnished to us by such persons or was obtained from information provided by the transfer agent.

Name and Address          Amount and Nature of
of Beneficial Owner       Beneficial Ownership          Percent of Class
                                                Before Offering  After Offering
                                                                  Min.  Max.
Frederick R. Licht           1,038,750               13.9%       10.5%  9.4%
2444 Wilshire Boulevard
Suite 414
Santa Monica, CA 90403

Executive officers and
directors as a group
(1 person)                   1,038,750               13.9%       10.5%  9.4%

Drew Gitlin                    500,000                6.3%        4.8%  4.3%
1501 N. Anita Dr.
Los Angeles, CA 90049

Martin J. Burke III            710,750               9.51%        7.2%  6.4%
3401 N. Louise Ave.
Sioux Falls, SD 57107

Joseph Yukich                  392,500               5.25%          4%  3.5%
16035 East Marlinton Dr.
Whittier, CA 90604

Michael Lauer                  600,000               7.43%        5.9%  5.3%
The Orbiter Fund Ltd.
475 Steamboat Road
Greenwich, CT 06830

     The number of shares stated for Mr. Gitlin represents presently exercisable options to purchase this number of shares. For purposes of the number of shares beneficially owned by Mr. Gitlin, and the percentage of shares which he owns, they are deemed to be issued and outstanding.

     Of the shares beneficially owned by Mr. Lauer, 250,000 are currently issued and held directly in the name of The Orbiter Fund Ltd. This fund also has the right to receive an additional 350,000 shares immediately; however, these additional shares have not been issued. These additional shares are deemed outstanding for purposes of computing the percentage ownership held by Mr. Lauer and The Orbiter Fund Ltd. Mr. Lauer is the investment manager of The Orbiter Fund Ltd. Mr. Lauer controls the voting and disposition of these shares by virtue of being the investment manager for this entity.

Lock-up of Shares

     Frederick R. Licht, our sole officer and director, Martin Burke, III, a former director and principal shareholder, and Jay Botchman, a shareholder, have entered into an agreement not to sell, pledge, hypothecate, transfer, or otherwise dispose of 80% of any shares of common stock owned by them for a period of 12 months from the date of this prospectus, unless required pursuant to the loan agreement with The Orbiter Fund Ltd. The shares subject to the lock-up consist of 1,639,600 shares owned by these parties.

SELLING SHAREHOLDERS

     An aggregate of up to 420,000 shares issued previously may be offered for resale pursuant to this registration statement by the investors listed below. The following table sets forth certain information with respect to each selling security holder. We will not receive any of the proceeds from the sale of these securities. There are no material relationships between any of the selling security holders and us, or any of our predecessors or affiliates, nor have any such material relationships existed within the past three years, except as follows:

     - The Orbiter Fund, Ltd., an entity for which Michael Lauer, one of our shareholders, acts as investment manager, has loaned us $600,000, which amount is still outstanding.

     - Mr. Vance has acted as legal counsel for us since approximately
March 1999.

     - Nobel House of Boston, Inc., an entity controlled by Douglas L. Carley, the president and principal shareholder of this company, provided advertising and promotional services for us from March 1999 until October 1999.

     Except as described below, no selling security holder will beneficially own any of our securities if the selling security holders' shares are sold. Each of the selling security holders intends to offer and sell all of the securities listed below.

                                                    Number of
                                                    Securities to      % of
                   Number of          Number of     be Beneficially    Class
Name of Selling    Securities         Securities    Owned on Comple-   After
Shareholder        Beneficially Owned Being Offered tion of Offering  Offering

The Orbiter Fund,
Ltd.               600,000               250,000         350,000       3.16%

Ronald N. Vance     44,000                20,000          24,000           *

Noble House of
Boston, Inc.       169,000               150,000          19,000           *

     *Less than 1%

     The sale of the shares by the selling security holders may be effected from time to time in transactions in the over-the-counter market or in negotiated transactions or otherwise. These transactions may include block transactions by or for the account of the selling security holders. Sales may be made at fixed prices which may be changed, at market prices, if any, prevailing at the time of sale, or at negotiated prices.

     The selling security holders may effect these transactions by selling their shares directly to purchasers, through broker-dealers acting as agents for the selling security holders or to broker-dealers who may purchase the securities as principals and thereafter sell the securities from time to time in the over-the-counter market, if any, in negotiated transactions or otherwise. These broker-dealers, if any, may receive compensation in the form of discounts, concessions or commissions from the selling security holders or the purchasers for whom the broker-dealers may act as agents or to whom they may sell as principals or otherwise, which compensation as to a particular broker-dealer may exceed customary commissions.

     Under applicable rules and regulations under the Securities Exchange Act, any person engaged in the distribution of the selling security holders' shares may not simultaneously engage in market making activities with respect to any of our securities for a period of at least two, and possibly nine, business days prior to the start of any distribution.

     The selling security holders and broker-dealers, if any, acting in connection with these sales might be deemed to be underwriters within the meaning of Section 2(11) of the Securities Act and any commission received by them and any profit on the resale of the securities might be deemed to be underwriting discounts and commissions under the Securities Act.

     We will attempt to maintain the effectiveness of the registration statement of which this prospectus is a part for at least 180 days for the selling security holders.

DESCRIPTION OF SECURITIES

Common Stock

     We are authorized to issue 50,000,000 shares of common stock, par value $.001 per share. As of October 31, 2000, we had outstanding 7,470,000 shares. All common shares are equal to each other with respect to voting, and dividend rights, and are equal to each other with respect to liquidations rights. Special meetings of the shareholders may be called by the president, the Board of Directors, or upon the request of holders of at least one-tenth of the outstanding voting shares. Holders of common shares are entitled to one vote at any meeting of the shareholders for each common share they own as of the record date fixed by the Board of Directors. At any meeting of shareholders, a majority of the outstanding common shares entitled to vote, represented in person or by proxy, constitutes a quorum. A vote of the majority of the common shares represented at a meeting will govern, even if this is substantially less than a majority of the common shares outstanding. Holders of shares are entitled to receive such dividends as may be declared by the Board of Directors out of funds legally available therefor, and upon liquidation are entitled to participate pro rata in a distribution of assets available for such a distribution to shareholders. There are no conversion, pre-emptive or other subscription rights or privileges with respect to any share. Reference is made to our Articles of Incorporation and Bylaws, as well as to the applicable statutes of the State of Delaware, for a more complete description of the rights and liabilities of holders of shares. The shares do not have cumulative voting rights, which means that the holders of more than fifty percent of the common shares voting for election of directors may elect all the directors if they choose to do so. In such event, the holders of the remaining shares aggregating less than fifty percent will not be able to elect directors.

Registration Rights of Outstanding Shares

     In April 1999, one of our shareholders transferred 150,000 restricted shares of our stock to Noble House of Boston, Inc. for marketing and promotional services rendered by them. In connection with the agreement for the services rendered by Noble House, we entered into a Registration Rights Agreement which provides both demand and piggy-back registration rights. Under the demand rights, the holders of at least 50% of the shares issued to Noble House have the right to request registration of the shares up to three times through April 5, 2003. Noble House has also agreed to lock up these shares and not sell them prior to April 5, 2000. The agreement also provides for reciprocal indemnification if either party furnishes information containing an untrue or alleged untrue statement of material fact which is contained in the registration statement.

     In October 1999, we issued 250,000 shares to The Orbiter Fund Ltd. in connection with a loan by that entity to us in the amount of $600,000. In connection with the transaction, we agreed to use our best efforts to include the 250,000 shares in our next registration statement.

     In November 1999, we issued 20,000 shares to Ronald N. Vance, P.C., our counsel, as partial consideration for preparation of this registration statement. We agreed to include these shares in this registration statement.

     Also in November 1999 we sold 250,000 warrants to Deborah Fensterheim. The warrant certificate provides both piggy-back and demand registration rights. If we file a registration statement in the future, except in connection with any stock option plan, stock purchase plan, savings or similar plan or an acquisition, merger, or exchange of stock, Ms. Fensterheim will have the right, at our expense, to include the shares underlying the warrants. She has waived her right to have such shares included in this offering. She also has the right to demand that such shares be included in a registration statement subsequent to this one if one is not otherwise filed prior to December 31, 2000. We would bear the full cost of preparing and filing such registration statement.

Transfer Agent

     The transfer agent for our common stock is Interwest Transfer Company, Inc., 1981 East 4800 South, Suite 100, Salt Lake City, Utah 84117.

DIVIDEND POLICY

     We have not declared or paid any cash dividends as yet on the common stock and the Board of Directors has not yet decided on a dividend policy. Whether dividends will be paid will be determined by the Board of Directors and will necessarily depend on our earnings, financial condition, capital requirements and other factors. The Board of Directors has no current plans to declare any dividends in the foreseeable future.

PLAN OF DISTRIBUTION

     This offering is being conducted by us, through Mr. Licht, our sole officer and director. Mr. Licht anticipates offering the shares to persons with whom he has existing personal and business relationships, and to persons referred to him by such persons. The arrangement with Mr. Licht does not provide for indemnifying him against liability under the Securities Act. Insofar as indemnification by us for liabilities arising under the Securities Act may be permitted to Mr. Licht, we are aware that in the opinion of the Securities and Exchange Commission this indemnification would be against public policy as expressed in the Securities Act and is therefore, unenforceable.

     The minimum amount of this offering by us is 2,400,000 shares and all of these shares must be sold if any are to be sold. The maximum number of shares to be sold by us in this offering is 3,600,000. The cash offering price is $0.50 per share. The minimum subscription is 1,000 shares. We will not pay a commission to Mr. Licht for sales made by him. No one has made any commitment to purchase any or all of the shares offered hereby. Rather, Mr. Licht will use his best efforts to find purchasers for the minimum shares until ninety days from the date of this prospectus, subject to an extension in our sole discretion for an additional period not to exceed thirty days. The maximum duration of the offering will be for nine months from the date of this prospectus.

     All proceeds from subscriptions with respect to the first 2,400,000 shares being offered by us will be deposited promptly with US Bank, as escrow agent for this offering pursuant to the terms of a Funds Escrow Agreement. All of the proceeds of this offering will be deposited in the escrow account no later than noon of the business day next following receipt. In the event that the minimum number of shares is not sold, on or before ninety days from the date of this prospectus, subject to an additional period not to exceed thirty days, all funds will be refunded promptly to subscribers in full without deduction therefrom or interest thereon. If the minimum proceeds are received before expiration of the minimum offering period, the funds will be disbursed to us. Subsequent proceeds will be immediately disbursed to us. During the offering period or any extension thereof, no subscriber will be entitled to a refund of any subscription. We reserve the right to accept or reject any subscription, in whole or in part.

     We anticipate making sales of the shares to residents of the states of New York, California and Texas, as well as other persons resident in other states who have expressed an interest in our company, or persons we believe may be interested in purchasing our shares. We may sell shares to these persons only if they reside in a state in which we are permitted to sell the shares.

     Our officers, directors, present shareholders and persons associated with them, may purchase some of the shares offered hereby. However, officers, directors, present shareholders and their associates will not be permitted to purchase more than twenty percent of the shares to be sold hereunder and these shares will be held by those persons for investment and not for distribution. To the extent that these persons acquire shares in the offering, the number of shares required to be purchased by new investors to reach the minimum will be reduced by a like amount. Any of these sales will be made on the same terms and conditions as sales made to other purchasers. No proceeds from this offering will be used to finance any purchases of shares by officers, directors, present shareholders or their associates.

Pricing the Common Stock

     The offering price of our shares of common stock was not determined in any arms' length negotiations. In arriving at that price, our board of directors took into account such factors as the current market price of our shares, our lack of significant history and operations, our assets, plan of operation, and anticipated costs of our continued development and operation. However, the offering price of the shares should not be understood as an indication of the value of the shares offered or an assurance that you will be able to resell these shares for an amount equal to or more than the offering price. The offering price of the shares bears no necessary relationship to the market price, our assets, book value, lack of earnings, net worth or other recognized criterion of value.

     In as much as we have not retained an underwriter or broker/dealer to assist in this offering, the offering price has not been arrived at through a process of arms' length negotiation. Accordingly, new investors bear a disproportionate risk to that of existing shareholders attendant to the fact that the offering price was arrived at arbitrarily, rather than by arms-length bargaining.

Delivery of Common Stock

     We intend to timely issue certificates for the shares after completion of the minimum offering, and thereafter upon receipt and acceptance of additional subscriptions. We will forthwith mail such certificates directly to investors at their addresses as set forth in their subscription agreements.

LEGAL MATTERS

     The legality of the securities offered hereby will be passed upon for us by Ronald N. Vance, P.C., Attorney at Law, Salt Lake City, Utah. Mr. Vance is the beneficial owner of 44,000 shares. Of these, 20,000 were received as partial consideration for representing us in the preparation of the registration statement of which this prospectus is a part.

EXPERTS

     Our financial statements for the years ended January 31, 2000 and 1999, included in this prospectus have been examined by Pritchett, Siler & Hardy, P.C., Certified Public Accountants. The financial statements examined by the Certified Public Accountants have been included in reliance upon their audit report.

FINANCIAL STATEMENTS

     We have attached to this prospectus copies of our audited financial statements as of January 31, 2000 and 1999, consisting of balance sheets at January 31, 2000 and 1999, and the related statements of operations, stockholders' deficit and cash flows for the years ended January 31, 2000 and 1999. We have also included our unaudited interim financial statements for the six months ended July 31, 2000, consisting of a balance sheet at July 31, 2000, and the related statements of operations and cash flows for the six months ended July 31, 2000 and 1999.

ULTIMATE SPORTS ENTERTAINMENT, INC. AND SUBSIDIARY

UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

JULY 31, 2000

ULTIMATE SPORTS ENTERTAINMENT, INC. AND SUBSIDIARY

UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS


CONTENTS                                                             PAGE

     -     Accountants' Disclaimer of Opinion                           1


     -     Unaudited Condensed Consolidated Balance Sheet,
           July 31 2000                                                 2


     -     Unaudited Condensed Consolidated Statements of
           Operations, for the six months ended July 31,
           2000 and 1999                                                3


     -     Unaudited Condensed Consolidated Statements of
           Cash Flows, for the six months ended July 31, 2000
           and 1999                                                 4 - 5


     -     Notes to Unaudited Condensed Consolidated Financial
           Statements                                              6 - 10

ACCOUNTANTS' DISCLAIMER OF OPINION


Board of Directors
ULTIMATE SPORTS ENTERTAINMENT, INC. AND SUBSIDIARY
Santa Monica, California

The accompanying financial statements of Ultimate Sports Entertainment, Inc and Subsidiary. as of July 31, 2000 and 1999 and for the related periods then ended were not audited by us, and accordingly, we do not express an opinion on them.


/s/ PRITCHETT, SILER & HARDY, P.C.


August 7, 2000
Salt Lake City, Utah

ULTIMATE SPORTS ENTERTAINMENT, INC. AND SUBSIDIARY

UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEET

ASSETS

                                                                 July 31,
                                                                   2000

                                                              ___________
CURRENT ASSETS:
     Cash and cash equivalents                                  $     -
     Accounts receivable                                          81,168
     Inventory                                                   162,223
                                                              ___________
               Total Current Assets                              243,391
                                                              ___________
PROPERTY AND EQUIPMENT, net                                       18,009
                                                              ___________
OTHER ASSETS:
     Deposits                                                      1,050
     License agreements                                           45,007
     Note receivable - shareholder                                42,500
     Deferred stock offering costs                                10,000
                                                              ___________
               Total Other Assets                                 98,557
                                                              ___________
                                                           $     359,957
                                                              ___________

LIABILITIES AND STOCKHOLDERS' (DEFICIT)

CURRENT LIABILITIES:
     Amount due to bank                                    $       3,513
     Accounts payable                                            250,139
     Accrued liabilities                                          15,428
     Accrued interest                                            223,584
     Notes payable                                                75,000
     Notes payable - related parties                             760,000
     Current portion of capital lease obligation                   3,554
                                                              ___________
               Total Current Liabilities                       1,331,218

CAPITAL LEASE OBLIGATION, LESS
  CURRENT PORTION                                                  1,629
                                                              ___________
               Total Liabilities                               1,332,847
                                                              ___________
STOCKHOLDERS' (DEFICIT):
     Common stock, $.001 par value, 50,000,000
       shares authorized, 7,470,000 shares issued
       and outstanding                                             7,470
     Additional paid in capital                                1,156,258
     Accumulated (deficit)                                    (2,136,618)
                                                              ___________
               Total Stockholders' (Deficit)                    (972,890)
                                                              ___________
                                                           $     359,957
                                                              ___________



The accompanying notes are an integral part of these unaudited condensed consolidated financial statement.

ULTIMATE SPORTS ENTERTAINMENT, INC. AND SUBSIDIARY

UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS



                                                                 For the Six
                                                                 Months Ended
                                                                 July 31,
                                                                ______________
                                                                2000       1999
                                                            _________  ________
SALES, net of returns and discounts                       $   143,204  $  8,225

COST OF GOODS SOLD                                             89,090    13,556
                                                            _________  ________
GROSS PROFIT (LOSS)                                            54,114    (5,331)
                                                            _________  ________
OPERATING EXPENSES:
     General and administrative                               215,590   372,059
     Selling Expenses                                          23,710    47,918
                                                            _________  ________
          Total Operating Expenses                            239,300   419,977
                                                            _________  ________
LOSS FROM OPERATIONS                                         (185,186) (425,308)
                                                            _________  ________
OTHER EXPENSE:
     Interest expense                                        (226,251)  (17,829)
                                                            _________  ________
          Total Other (Expense)                              (226,251)  (17,829)
                                                            _________  ________
LOSS BEFORE INCOME TAXES                                     (411,437) (443,137)

CURRENT TAX EXPENSE                                                -         -

DEFERRED TAX EXPENSE                                               -         -
                                                            _________  ________
NET LOSS                                               $     (411,437)$(443,137)
                                                            _________  ________

LOSS PER COMMOM SHARE                                  $     (.06)    $   (.08)
                                                            _________  ________


The accompanying notes are an integral part of these unaudited condensed consolidated financial statement.

ULTIMATE SPORTS ENTERTAINMENT, INC. AND SUBSIDIARY

UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

Increase in Cash and Cash Equivalents
                                                            For the Six
                                                            Months Ended
                                                            July 31,
                                                      _______________________
                                                           2000         1999
                                                        _________      ________
Cash Flows Provided by Operating Activities:
     Net loss                                      $     (411,437)  $  (443,137)
                                                        _________      ________
     Adjustments to reconcile net loss
       to net cash used by operating activities:
          Depreciation and amortization                     2,264         1,463
          Changes in assets and liabilities:
               (Increase) decrease in accounts receivable (77,195)       (4,800)
               (Increase) in inventory                    (79,767)      (62,984)
               (Increase) decrease in prepaid assets       20,833        (4,800)
               Increase (decrease) in accounts payable
                - trade                                   113,646       (62,984)
               Increase in accrued expenses                 6,228        45,812
               (Increase) decrease  in bank overdraft       3,513        (1,957)
               Increase (decrease) in interest payable    204,918           -
                                                        _________      ________
               Total Adjustments                         (194,440)      (49,610)
                                                        _________      ________
               Net Cash (Used) by Operating Activities   (216,997)     (492,757)
                                                        _________      ________
Cash Flows Provided by Investing Activities:
     Purchase of equipment                                      -       (14,196)
     Increase in shareholder advance                        2,500        42,500
     Decrease in other assets                              30,608       (46,640)
                                                        _________      ________
               Net Cash (Used) by Investing Activities     32,608       (18,336)
                                                        _________      ________
Cash Flows Provided by Financing Activities:
     Proceeds from notes payable - related party          235,000       650,000
     Payments on notes payable - related party                  -      (126,159)
     Payments on capital lease obligations                 (1,344)       (1,404)
                                                        _________      ________
               Net Cash Provided by Financing Activities  233,656       522,437
                                                        _________      ________
Net Increase in Cash and Cash Equivalents                 (15,949)       11,344

Cash and Cash Equivalents at Beginning of Period           15,949             -
                                                        _________      ________
Cash and Cash Equivalents at End of Period                $     -    $   11,344
                                                        _________      ________
Supplemental Disclosures of Cash Flow Information:
     Cash paid during the period for:
          Interest                                        $     -    $        -
          Income taxes                                    $     -    $        -

[Continued]

ULTIMATE SPORTS ENTERTAINMENT, INC. AND SUBSIDIARY

UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

Increase (Decrease) in Cash and Cash Equivalents

[Continued]

Supplemental Disclosures of Non-Cash Investing and Financing Activities:
For the six months ended July 31, 2000:
None.

For the six months ended July 31, 1999:
     None.

The accompanying notes are an integral part of this unaudited condensed consolidated financial statement.

ULTIMATE SPORTS ENTERTAINMENT, INC. AND SUBSIDIARY

NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Business and Basis of Presentation - Ultimate Sports Entertainment, Inc. [Parent] was originally incorporated under the laws of the State of Utah on August 24, 1981, under the name "Edge Investment Company." On October 13, 1983, the Company changed its name to "American Surgical Laser, Inc." The Company changed its domicile to Delaware by merging into a Delaware corporation formed for this purpose. The merger was effective on April 12, 1985. The Delaware corporation was incorporated on January 21, 1985, under the name "American Surgical Laser-Del, Inc." The Company changed its name to "Eclipse Imports, Inc." on June 10, 1997. On March 12, 1999, the Company changed its name to "Neurochemical Research International, Corp." The effective date of the name change to "Ultimate Sports Entertainment, Inc." was April 7, 1999.

The Company was initially formed for the purpose of investing in and managing real property and in late 1983 entered the laser medical research and development field. The development activity continued until 1986 when the project was discontinued because of a lack of funds and a conflict in management. The Company is currently engaged in the manufacturing and marketing of comic books through its wholly-owned subsidiary. The Company's principal markets are geographically disbursed throughout the United States. AllStar Arena Entertainment [Subsidiary] (a California Corporation incorporated June 26, 1996, formerly Lobito Publishing Group, Inc.), is engaged in the manufacturing and marketing of Comic Books.

Principles of Consolidation - The consolidated financial statements include the accounts of the Company and its wholly-owned subsidiary. All significant intercompany transactions have been eliminated in consolidation.

Condensed Financial Statements - The accompanying financial statements have been prepared by the Company without audit. In the opinion of management, all adjustments (which include only normal recurring adjustments) necessary to present fairly the financial position, results of operations and cash flows at July 31, 2000 and 1999 and for the periods then ended have been made.

Certain information and footnote disclosures normally included in financial statements prepared in accordance with generally accepted accounting principles have been condensed or omitted. It is suggested that these condensed financial statements be read in conjunction with the financial statements and notes thereto included in the Company's January 31, 2000 audited financial statements. The results of operations for the periods ended July 31, 2000 are not necessarily indicative of the operating results for the full year.

ULTIMATE SPORTS ENTERTAINMENT, INC. AND SUBSIDIARY

NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

NOTE 2 - RECAPITALIZATION

On March 30, 1999, the Parent entered into a reorganization agreement with All Star Arena Entertainment. At the time of the reorganization the Parent was an inactive entity with no significant assets or liabilities. On April 6, 1999 the Parent acquired all of the outstanding stock of the Subsidiary by issuing 3,850,000 post-split shares of common stock for all of the outstanding shares of AllStar Arena Entertainment which made it a wholly owned Subsidiary. The Company also issued 1,300,000 post split shares of common stock at $.50 per share in a limited offering preceding the closing of the agreement pursuant to Rule 504 of Regulation D. The proceeds of the offering were transferred to AllStar Arena Entertainment at the closing. The acquisition was accounted for as a recapitalization of the Subsidiary as the shareholders of the Subsidiary controlled the combined Company after the acquisition. There was no adjustment to the carrying values of the assets or liabilities of the Parent or the Subsidiary as a result of the recapitalization. The consolidated financial statements include the accounts of the Parent and the Subsidiary. All significant intercompany transactions between Parent and Subsidiary have been eliminated in consolidation.

NOTE 3 - INVENTORY

Inventory consists of $162,223 in finish goods at July 31, 2000:

NOTE 4 - NOTE RECEIVABLE - RELATED PARTY

As of July 31, 2000, the Company was due $42,500 from a shareholder. The loan was due on April 6, 2000 and is currently in default.

NOTE 5 - NOTES PAYABLE - RELATED PARTY

During October 1999, the Company issued a 10% convertible note payable to a shareholder for $600,000. The note is due February 20, 2000 and is convertible into common stock of the Company at $1.00 per share. The note payable contains an option for the note holder to purchase such number of shares equal to one share of the Company's common stock from certain officers and shareholders of the Company at $.10 per share for each $3.00 of loan principle being so converted. The note calls for the Company to issue 250,000 shares of the Company's common stock to the note holder in compensation for making the loan. And an additional 250,000 shares of common stock for each 80 day period that the note remains unpaid following the maturity date. As of July 31, 2000, the Company is obligated to issue an additional 250,000 shared of common stock for failure to make timely repayment. The Company also entered into a agreement wherein they agreed to issue 100,000 shares of the Company's common stock to extend the maturity date of the loan to May 31, 2000 for the first $60,000 and August 1, 2000 for the remaining $540,000. At July 31, 2000 the Company has recorded $175,000 in interest expense related to 350,000 additional common shares to be issued at $.50 per share.

During March 2000, an entity controlled by a shareholder of the Company loaned the Company an additional $160,000. The note payable is unsecured, payable on demand and bears interest at 10%.

ULTIMATE SPORTS ENTERTAINMENT, INC. AND SUBSIDIARY

NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

NOTE 6 - NOTES PAYABLE

At July 2000, the Company had two outstanding notes payable to individuals totaling $75,000. The notes provide for interest at 10% per annum and are due on demand.

NOTE 7 - LOSS PER SHARE

The following data show the amounts used in computing loss per share and the effect on income and the weighted average number of shares of potential dilutive common stock for the periods ended July 31, 2000 and 1999:

                                                    For the Six
                                                    Months Ended
                                                    July 31,
                                               ______________________
                                                   2000        1999
                                               __________    __________

Loss from continuing operations
  available to common stockholders
  (numerator)                              $    (411,437)  $    (443,137)

Weighted average number of
  common shares outstanding
  used in basic  earnings per
  share (denominator)                          7,470,000       5,250,552
                                               __________     __________
Weighted number of common
  shares and potential dilutive
  common shares  outstanding
  used in dilutive earnings per
  share (denominator)                                N/A            N/A
                                                __________    __________

Dilutive loss per share was not presented, as the affect is anti-dilutive.

ULTIMATE SPORTS ENTERTAINMENT, INC. AND SUBSIDIARY

NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS


NOTE 8 - INCOME TAXES

The Company accounts for income taxes in accordance with Statement of Financial Accounting Standards No. 109 "Accounting for Income Taxes". FASB 109 requires the Company to provide a net deferred tax asset/liability equal to the expected future tax benefit/expense of temporary reporting differences between book and tax accounting methods and any available operating loss or tax credit carryforwards.

The Company has available at July 31, 2000, unused operating loss carryforwards of approximately $2,000,000 which may be applied against future taxable income and which expire in various years from 2010 through 2020. The amount of and ultimate realization of the benefits from the operating loss carryforwards for income tax purposes is dependent, in part, upon the tax laws in effect, the future earnings of the Company, and other future events, the effects of which cannot be determined. Because of the uncertainty surrounding the realization of the loss carryforwards the Company has established a valuation allowance equal to the amount of the loss carryforwards, therefore, no deferred tax asset has been recognized for the loss carryforwards. The net deferred tax asset is approximately $680,000 as of July 31, 2000, with an offsetting valuation allowance at year end of the same amount resulting in a change in the valuation allowance of approximately $94,000 during the period ended July 31, 2000.

NOTE 9 - GOING CONCERN

     The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. However, the Company has incurred significant losses during 2000 and 1999, has current liabilities in excess of current assets of $912,827 at July 31, 2000, and has a stockholders' deficit of $807,890. These items raise substantial doubt about the ability of the Company to continue as a going concern.

Management's plans in regards to these matters are as follows:

Management is proposing to raise any necessary additional funds not provided by operations through loans and/or through additional sales of its common stock. Management believes that it can improve operations, refinance debt, convert debt to equity, and reduce expenses. Management believes that a combination of these efforts will be necessary to continue operations.

The financial statements do not include any adjustments relating to the recoverability and classification of recorded asset amounts or the amounts and classification of liabilities that might be necessary should the Company be unable to obtain additional financing, establish profitable operations or realize its plans.

ULTIMATE SPORTS ENTERTAINMENT, INC. AND SUBSIDIARY

NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

NOTE 10 - SUBSEQUENT EVENTS

Proposed Public Offering of Common Stock - The Company is proposing to make a public offering of 3,600,000 shares of common stock at a price of $.50 per share. The Company has filed a registration statement with the United States Securities and Exchange Commission on Form SB-2 under the Securities Act of 1933. An offering price of $.50 per share has arbitrarily been determined by the Company. The offering will be managed by the Company without any underwriter. The shares will be offered and sold by the directors and officers of the Company, who will receive no reimbursement of expenses actually incurred on behalf of the Company in connection with the offering.
An undetermined number of shares may be sold through broker/dealer who are members of the National Association of Securities Dealer, Inc. and who will be paid a 10% commission on any sale they make. The Company estimates it will incur stock offering costs of approximately $65,000, but any such costs will be deferred and netted against the proceeds of the proposed public stock offering.

ULTIMATE SPORTS ENTERTAINMENT, INC. AND SUBSIDIARY

CONSOLIDATED FINANCIAL STATEMENTS

JANUARY 31, 2000


ULTIMATE SPORTS ENTERTAINMENT, INC. AND SUBSIDIARY

CONSOLIDATED FINANCIAL STATEMENTS


CONTENTS                                                             PAGE

     -     Independent Auditor's Report                                 1


     -     Consolidated Balance Sheet, January 31, 2000                 2


     -     Consolidated Statements of Operations, for the
            years ended January 31, 2000 and 1999                       3

     -     Consolidated Statement of Stockholders' (Deficit),
            for the years ended January 31, 2000 and 1999               4

     -     Consolidated Statements of Cash Flows, for the
            years ended January 31, 2000 and 1999                   5 - 6


     -     Notes to Consolidated Financial Statements              7 - 14

INDEPENDENT AUDITOR'S REPORT


Board of Directors
ULTIMATE SPORTS ENTERTAINMENT, INC. AND SUBSIDIARY
Santa Monica, California


We have audited the accompanying balance sheet of Ultimate Sports
Entertainment, Inc. and Subsidiary as of January 31, 2000, and the related statements of operations, stockholders' (deficit) and cash flows for the years ended January 31, 2000 and 1999. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements audited by us present fairly, in all material respects, the financial position of Ultimate Sports Entertainment, Inc. and Subsidiary as of January 31, 2000 and the results of their operations and their cash flows for the years ended January 31, 2000 and 1999, in conformity with generally accepted accounting principles.

The accompanying financial statements have been prepared assuming the Company will continue as a going concern. As discussed in Note 13 to the financial statements, the Company has incurred significant losses, has current liabilities in excess of current assets and has a stockholders' (deficit), raising substantial doubt about its ability to continue as a going concern. Management's plans in regards to these matters are also described in Note 13. The financial statements do not include any adjustments that might result from the outcome of these uncertainties.


/s/ PRITCHETT, SILER & HARDY, P.C.

March 26, 2000
Salt Lake City, Utah

ULTIMATE SPORTS ENTERTAINMENT, INC. AND SUBSIDIARY

CONSOLIDATED BALANCE SHEET

ASSETS

                                                     January 31,
                                                         2000
                                                     ___________
CURRENT ASSETS:
     Cash and cash equivalents                     $     15,949
     Accounts receivable                                  3,973
     Inventory                                           82,456
     Prepaid expense                                     20,833
                                                     ___________
               Total Current Assets                     123,211
                                                     ___________

PROPERTY AND EQUIPMENT, net                              20,274
                                                     ___________

OTHER ASSETS:

     Deposits                                             1,050
     License agreements                                  14,899
     Receivable from shareholder                         40,000
     Deferred stock offering cost                        10,000
                                                     ___________
               Total Other Assets                        65,949
                                                     ___________
                                                  $     209,434
                                                     ___________

LIABILITIES AND STOCKHOLDERS' (DEFICIT)

CURRENT LIABILITIES:
     Accounts payable                             $     136,493
     Accrued liabilities                                 27,866
     Notes payable - related party                      600,000
     Current portion of capital lease obligation          2,903
                                                     ___________
               Total Current Liabilities                767,262

LONG-TERM OBLIGATIONS:
     Capital lease obligation, less current portion       3,624
                                                     ___________
               Total Long-Term Obligations                3,624
                                                     ___________
               Total Liabilities                        770,886
                                                     ___________
STOCKHOLDERS' (DEFICIT):
     Common stock, $.001 par value, 50,000,000
       shares authorized, 7,470,000 shares issued
       and outstanding                                    7,470
     Additional paid in capital                       1,156,258
     Retained (deficit)                              (1,725,180)
                                                     ___________
               Total Stockholders' (Deficit)           (561,452)
                                                     ___________
                                                  $     209,434
                                                     ___________

The accompanying notes are an integral part of this consolidated financial statement.

ULTIMATE SPORTS ENTERTAINMENT, INC. AND SUBSIDIARY

CONSOLIDATED STATEMENTS OF OPERATIONS



                                                            For the Year
                                                               Ended
                                                             January 31,
                                                      _______________________
                                                          2000       1999
                                                      __________   __________
SALES, net of returns and discounts                 $     13,047  $     15,871

COST OF GOODS SOLD                                       274,566        46,543
                                                      __________   __________
GROSS LOSS                                              (261,519)      (30,672)
                                                      __________   __________
OPERATING EXPENSES:
     General and administrative                          869,914       178,668
     Selling Expenses                                     71,844        53,217
                                                      __________   __________
          Total Operating Expenses                      (941,758)     (231,885)
                                                      __________   __________
LOSS FROM OPERATIONS                                  (1,203,277)     (262,557)
                                                      __________   __________
OTHER EXPENSE:
     Interest expense                                   (118,748)      (22,433)
     Loss on disposal of assets                                -        (1,812)
                                                      __________   __________
          Total Other (Expense)                         (118,748)      (24,245)
                                                      __________   __________
LOSS BEFORE INCOME TAXES                              (1,322,025)     (286,802)

CURRENT TAX EXPENSE                                            -             -

DEFERRED TAX EXPENSE                                           -             -
                                                      __________   __________
NET LOSS                                        $     (1,322,025) $   (286,802)
                                                      __________   __________

LOSS PER COMMOM SHARE                           $           (.21) $       (.07)
                                                      __________   __________


The accompanying notes are an integral part of these consolidated financial statements.

ULTIMATE SPORTS ENTERTAINMENT, INC. AND SUBSIDIARY

CONSOLIDATED STATEMENT OF STOCKHOLDERS' (DEFICIT)

FOR THE YEARS ENDED JANUARY 31, 2000 AND 1999

                                  Common Stock        Additional
                               ________________       Paid in     Retained
                                Shares     Amount     Capital     (Deficit)
                               ________   ________    __________  _________
BALANCE, January 31, 1998     3,850,000  $   3,850   $    6,150   $  (116,353)

Net loss for the year ended
  January 31, 1999                    -          -            -      (286,802)
                               ________   ________    __________  _________
BALANCE, January 31, 1999     3,850,000      3,850        6,150      (403,155)

Common stock issued for
  cash at $.50 per share,
  April 1999                  1,300,000      1,300      648,700             -

Effect of recapitalization of
subsidiary, April 1999        1,950,000      1,950       (1,950)            -

Forgiveness of notes payable
  by shareholders of the company      -          -      266,228             -

Common stock issued for
  interest expense at $.50
  per share, October 1999       250,000        250      124,750             -

Common stock issued
  to retire notes payable at
  $1.00 per share, January
  2000                          100,000        100       99,900             -

Common stock issued for
  professional services
  rendered at $.50 per share,
  November 1999                  20,000         20        9,980             -

Issuance of 250,000 warrants to
  purchase common stock for
  services rendered, valued at
  $2,500, November 1999               -          -        2,500             -

Net loss for the year ended
  January 31, 2000                    -          -            -    (1,322,025)
                              _________    ________      _______    _________

BALANCE, January 31, 2000     7,470,000   $  7,470   $1,156,258   $(1,725,180)
                              _________    ________      _______    _________

The accompanying notes are an integral part of this consolidated financial statement.

ULTIMATE SPORTS ENTERTAINMENT, INC. AND SUBSIDIARY

CONSOLIDATED STATEMENTS OF CASH FLOWS

Increase in Cash and Cash Equivalents
                                                              For the Year
                                                              Ended
                                                              January 31,
                                                              ____________
                                                            2000        1999
                                                           _______     _______
Cash Flows Provided by Operating Activities:
     Net loss                                        $ (1,322,025)  $ (286,802)
                                                           _______     _______
     Adjustments to reconcile net loss
       to net cash used by operating activities:
          Loss on disposal of equipment                         -        1,812
          Depreciation and amortization                     3,655          381
          Non-cash expense                                127,500            -
          Changes in assets and liabilities:
               (Increase) in other assets                  13,851      (50,417)
               (Increase) decrease in accounts receivable  (3,973)      18,039
               (Increase) in inventory                    (31,297)     (41,309)
               Increase (decrease) in accounts payable -
                trade                                      43,311       72,320
               Increase in accrued expenses               (24,737)      42,117
               (Increase) in bank overdraft                (1,957)       1,755
               Increase (decrease) in taxes payable             -          800
               (Increase) decrease in prepaid assets      (20,833)           -
                                                           _______      _______
               Total Adjustments                          105,520       45,498
                                                           _______      _______
               Net Cash (Used) by Operating Activities (1,216,505)    (241,304)
                                                           _______      _______
Cash Flows Provided by Investing Activities:
     Purchase of equipment                                (14,196)      (2,009)
                                                           _______      _______
               Net Cash (Used) by Investing Activities    (14,196)      (2,009)
                                                           _______      _______
Cash Flows Provided by Financing Activities:
     Proceeds from common stock issuance                  650,000            -
     Proceeds from notes payable - related party          600,000      339,400
     Payments on notes payable - related party                  -      (95,863)
     Payments on capital lease obligations                 (3,350)        (224)
                                                           _______      _______
               Net Cash Provided by Financing Activities 1,246,650     243,313
                                                           _______      _______
Net Increase in Cash and Cash Equivalents                   15,949           -

Cash and Cash Equivalents at Beginning of Period                 -           -
                                                           _______      _______
Cash and Cash Equivalents at End of Period               $  15,949    $      -
                                                           _______      _______
Supplemental Disclosures of Cash Flow Information:
     Cash paid during the period for:
          Interest                                       $       -    $       -
          Income taxes                                   $       -    $      -


[Continued]

ULTIMATE SPORTS ENTERTAINMENT, INC. AND SUBSIDIARY

CONSOLIDATED STATEMENTS OF CASH FLOWS

Increase (Decrease) in Cash and Cash Equivalents

[Continued]

Supplemental Disclosures of Non-Cash Investing and Financing Activities:
For the year ended January  31, 2000:
The Company issued 3,850,000 shares of common stock in a non-cash acquisition accounted for as a reorganization of the Company.

The Company issued 250,000 shares of common stock in payment of interest of $125,000.

Forgiveness of $266,228 in notes payable by shareholders of the company recorded as contribution to capital.
The Company issued 100,000 shares of common stock to retire notes payable for $100,000.

The Company issued 250,000 warrants to purchase common stock for services valued at $2,500

The Company issued 20,000 shares of common stock for services rendered, valued at $10,000.

For the year ended January 31, 1999:
     The Company entered into a capital lease for equipment valued at $9,917.

The accompanying notes are an integral part of these financial statements.

ULTIMATE SPORTS ENTERTAINMENT, INC. AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Business and Basis of Presentation - Ultimate Sports Entertainment, Inc. [Parent] was originally incorporated under the laws of the State of Utah on August 24, 1981, under the name "Edge Investment Company." On October 13, 1983, the Company changed its name to "American Surgical Laser, Inc." The Company changed its domicile to Delaware by merging into a Delaware corporation formed for this purpose. The merger was effective on April 12, 1985. The Delaware corporation was incorporated on January 21, 1985, under the name "American Surgical Laser-Del, Inc." The Company changed its name to "Eclipse Imports, Inc." on June 10, 1997. On March 12, 1999, the Company changed its name to "Neurochemical Research International, Corp." The effective date of the name change to "Ultimate Sports Entertainment, Inc." was April 7, 1999.

The Company was initially formed for the purpose of investing in and managing real property and in late 1983 entered the laser medical research and development field. The development activity continued until 1986 when the project was discontinued because of a lack of funds and a conflict in management. The Company is currently engaged in the manufacturing and marketing of comic books through its wholly-owned subsidiary. The Company's principal markets are geographically disbursed throughout the United States.

AllStar Arena Entertainment [Subsidiary] (a California Corporation incorporated June 26, 1996, formerly Lobito Publishing Group, Inc.), is engaged in the manufacturing and marketing of Comic Books.

Principles of Consolidation - The consolidated financial statements include the accounts of the Company and its wholly-owned subsidiary. All significant intercompany transactions have been eliminated in consolidation.

Inventories - Inventories are stated at the lower of cost or market value using the first-in, first-out method [See Note 5].

Income Taxes - The Company accounts for income taxes in accordance with Statement of Financial Accounting Standards No. 109, "Accounting for Income Taxes." This statement requires an asset and liability approach for accounting for income taxes [See Note 9].

Property and Equipment - Property and equipment are stated at cost. Expenditures for repairs and maintenance are charged to operating expense as incurred. Expenditures for additions and betterments that extend the useful lives of property and equipment are capitalized, upon being placed in service. When assets are sold or otherwise disposed of, the cost and related accumulated depreciation or amortization are removed from the accounts and any resulting gain or loss is included in operations.

Depreciation - Depreciation of equipment is computed using the straight-line method over the estimated useful lives of the assets. Leasehold improvements are amortized over the lease period or the estimated useful life of the improvements, whichever is less.

Loss Per Share - Statement of Financial Accounting Standards (SFAS) No. 128 "Earnings Per Share," requires the Company to present basic loss per share and dilutive earnings (loss) per share when the effect is dilutive. The computation of loss per share is based on the weighted average number of shares outstanding during the period presented. [See Note 9].

ULTIMATE SPORTS ENTERTAINMENT, INC. AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES [Continued]

Cash and Cash Equivalents - For purposes of the financial statements, the Company considers all highly liquid debt investments purchased with a maturity of three months or less to be cash equivalents.

Revenue Recognition - Revenue is recognized when the product is shipped.

Recently Enacted Accounting Standards - Statement of Financial Accounting Standards (SFAS) No. 132, "Employer's Disclosure about Pensions and Other Postretirement Benefits", SFAS No. 133, "Accounting for Derivative Instruments and Hedging Activities", SFAS No. 134, "Accounting for Mortgage-Backed Securities…", SFAS No. 135, "Rescission of FASB Statement No. 75 and Technical Corrections", SFAS No. 136, "Transfers of Assets to a not for profit organization or charitable trust that raises or holds contributions for others", and SFAS No. 137, "Accounting for Derivative Instruments and Hedging Activities - deferral of the effective date of FASB statement No. 133 ( an amendment of FASB Statement No. 133.)," were recently issued. SFAS No. 132, 133, 134, 135, 136 and 137 have no current applicability to the Company or their effect on the financial statements would not have been significant.

Accounting Estimates - The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that effect the reported amounts of assets and liabilities, the disclosures of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimated by management.

NOTE 2 - RECAPITALIZATION

On March 30, 1999, the Parent entered into a reorganization agreement with All Star Arena Entertainment. At the time of the reorganization the Parent was an inactive entity with no significant assets or liabilities. On April 6, 1999 the Parent acquired all of the outstanding stock of the Subsidiary by issuing 3,850,000 post-split shares of common stock for all of the outstanding shares of AllStar Arena Entertainment which made it a wholly owned Subsidiary. The Company also issued 1,300,000 post split shares of common stock at $.50 per share in a limited offering preceding the closing of the agreement pursuant to Rule 504 of Regulation D. The proceeds of the offering were transferred to AllStar at the closing. The acquisition was accounted for as a recapitalization of the Subsidiary as the shareholders of the Subsidiary controlled the combined Company after the acquisition. There was no adjustment to the carrying values of the assets or liabilities of the Parent or the Subsidiary as a result of the recapitalization. The consolidated financial statements include the accounts of the Parent and the Subsidiary. All significant intercompany transactions between Parent and Subsidiary have been eliminated in consolidation.

ULTIMATE SPORTS ENTERTAINMENT, INC. AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 3 - PROPERTY AND EQUIPMENT

The following is a summary of property and equipment - at cost, less accumulated depreciation and amortization as of January 31, 2000:

                                        2000
                                     ___________
     Office equipment              $     24,113
                                     ___________
                                         24,113
     Less:   accumulated depreciation    (3,839)
                                     ___________
                                         20,274
                                     ___________

Depreciation and amortization expense for the periods ended January 31, 2000 and 1999 amounted to $3,655 and $184.

NOTE 4 - LICENSE AGREEMENTS

License Agreements consist of two one year license agreements, one with Major League Baseball and the other with National Football League, for the use of their names and likeness in the comic books produced by the Company. As of January 31, 2000, the net amortized value was $14,899.

NOTE 5 - INVENTORY

Inventory consists of the following at January 31, 2000:

                                     2000
                                 ___________
     Work-in-progress           $     37,700
     Finished goods                   44,756
                                 ___________
          Total Inventory       $     82,456
                                 ___________

NOTE 6 - ACCRUED LIABILITIES


The following is a summary of accrued liabilities as of January 31, 2000:

                                      2000
                                 ___________
     Accrued payroll taxes       $     9,200
     Accrued interest                 18,666
                                 ___________
                                 $    27,866
                                 ___________

ULTIMATE SPORTS ENTERTAINMENT, INC. AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 7 - NOTES PAYABLE - RELATED PARTY

During October 1999, the Company issued a 10% convertible note payable to a shareholder for $600,000. The note is due February 20, 2000. The note payable contains an option for the note holder to purchase such number of shares equal to one share of the Company's common stock from certain officers and shareholders of the Company at $.10 per share for each $3.00 of loan principle being so converted. The note calls for the Company to issue 250,000 shares of the Company's common stock to the note holder in compensation for making the loan. And an additional 250,000 shares of common stock for each 60 day period that the note remains unpaid following the maturity date. At January 31, 2000 the Company has recorded $104,167 in interest expense and $20,833 in deferred loan cost related to 250,000 common shares issued at $.50 per share. Subsequent to the year ending January 31, 2000, the Company is obligated to issue an additional 250,000 shared of common stock for failure to make timely repayment. The Company also entered into a agreement wherein they agreed to issue 100,000 shares of the Company's common stock to extend the maturity date of the loan to May 31, 2000 for the first $60,000 and August 1, 2000 for the remaining $540,000. The note was subsequently extended through October 20, 2000

During the year ended January 2000, the Company recorded $266,228 in contributed capital for the forgiveness of notes payable from shareholders.

NOTE 8 - LEASE OBLIGATIONS

Capital Lease - During the year ended January 31, 1999, the Company entered into a capital lease of computer equipment which expires in December 2001.
The asset and liability under the capital lease was recorded at $9,917. Depreciation expense for the period ended January 31, 2000 amounted to $2,480.

ULTIMATE SPORTS ENTERTAINMENT, INC. AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 8 - LEASE OBLIGATIONS [Continued]

Total future minimum lease payments, executory costs and current portion of capital lease obligations are as follows:

Future minimum lease payments for the period ended October 31:

                 Period ending January 31,     Lease Payments
                 _____________________         ______________
                   2001                        $     4,042
                   2002                              3,705
                   2003                                  -
                   2004                                  -
                                                   __________
Total future minimum lease payments            $     7,747
Less:  amounts representing interest and
 executory costs                                    (1,220)
                                                   __________
Present value of the future minimum lease
 payments                                            6,527
Less:  current portion                              (2,903)
                                                   __________
Capital lease obligations - long-term          $     3,624
                                                   __________

Operating Lease - The Company has entered into a building lease for its office and production facility. The lease on the facility expires in May, 2002, and may be extended by mutual agreement on a year-to-year basis. The lease can be canceled if either side provides written notice one year in advance. Lease expense for the period ended January 31, 2000 amounted to $24,701. Following is a schedule of minimum annual rental payments for the next five years.

     Period Ending     Minimum Annual
     January 31,       Rental Payments
     __________        _____________
     2000              $     27,084
     2001                     6,771
     2002                         -
     2003                         -
     2004                         -
                       _____________
                       $     33,855
                       _____________

ULTIMATE SPORTS ENTERTAINMENT, INC. AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 9 - LOSS PER SHARE

The following data show the amounts used in computing loss per share and the effect on income and the weighted average number of shares of potential dilutive common stock for the periods ended January 31, 2000 and 1999:

                                                      For the Period Ended
                                                          January 31,
                                                  ____________________________
                                                     2000              1999
                                                  ____________    ____________

     Loss from continuing operations available
       to common stockholders (numerator)     $     (1,322,025)  $     (286,802)
                                                  ____________    ____________

     Weighted average number of common
       shares outstanding used in basic
       earnings per share (denominator)              6,304,493        3,850,000
                                                  ____________    ____________
     Weighted number of common shares
       and potential dilutive common shares
       outstanding used in dilutive earnings
       per share (denominator)                             N/A              N/A
                                                  ____________    ____________

Dilutive loss per share was not presented, as the affect is anti-dilutive.

NOTE 10 - INCOME TAXES

The Company accounts for income taxes in accordance with Statement of Financial Accounting Standards No. 109 "Accounting for Income Taxes". FASB 109 requires the Company to provide a net deferred tax asset/liability equal to the expected future tax benefit/expense of temporary reporting differences between book and tax accounting methods and any available operating loss or tax credit carryforwards.

The Company has available at January 31, 2000, unused operating loss carryforwards of approximately $1,725,000 which may be applied against future taxable income and which expire in various years from 2010 through 2020. The amount of and ultimate realization of the benefits from the operating loss carryforwards for income tax purposes is dependent, in part, upon the tax laws in effect, the future earnings of the Company, and other future events, the effects of which cannot be determined. Because of the uncertainty surrounding the realization of the loss carryforwards the Company has established a valuation allowance equal to the amount of the loss carryforwards, therefore, no deferred tax asset has been recognized for the loss carryforwards. The net deferred tax asset is approximately $586,000 as of January 31, 2000, with an offsetting valuation allowance at year end of the same amount resulting in a change in the valuation allowance of approximately $450,000 during the period ended January 31, 2000.

NOTE 11 - CAPITAL STOCK

During April 1999, the Company completed a 504(D) limited offering. The Company issued 1,300,000 shares of its previously authorized, but unissued common stock for cash. Total proceeds from the sale of stock amounted to $650,000 (or $.50 per share).

ULTIMATE SPORTS ENTERTAINMENT, INC. AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 11 - CAPITAL STOCK [Continued]

During the year ended January 2000, the Company recorded $266,228 in contributed capital for the forgiveness of notes payable from shareholders.

During April 1999, the Company issued 3,850,000 shares of its previously authorized, but unissued common stock in connection with a business recapitalization (See Note 2).

During October 1999, the Company issued 250,000 shares of its previously authorized, but unissued common stock to pay loan origination incentive fees at $.50 per share.

During November 1999, the Company issued 250,000 warrants to purchase common stock at $2.00 per share. Consideration for the warrants was $2,500 of legal services.

The Company issued 20,000 shares of common stock, valued at $.50 per share, during November, 1999 for legal services rendered.

During January 2000, the Company issued 100,000 shares of its previously authorized, but unissued common stock in payment of a $100,000 note payable.

NOTE 12 - RELATED PARTY TRANSACTIONS

Notes Payable to Shareholders - During the period from June 1996 through January 2000, shareholders of the Company loaned the Company $600,000 at interest rates of 10% compounding yearly. At January 31, 2000, accrued interest amounted to $18,666.

Receivable from Shareholder - During the year ended January 31, 2000, the Company advanced a shareholder $40,000, which is included on other assets.

NOTE 13 - GOING CONCERN

     The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. However, the Company has incurred significant losses during 2000 and 1999, has current liabilities in excess of current assets of $644,051 at January 31, 2000, and has a stockholders' deficit of $561,452. These items raise substantial doubt about the ability of the Company to continue as a going concern.

Management's plans in regards to these matters are as follows:

Management is proposing to raise any necessary additional funds not provided by operations through loans and/or through additional sales of its common stock. Management believes that it can improve operations, refinance debt, convert debt to equity, and reduce expenses. Management believes that a combination of these efforts will be necessary to continue operations.

The financial statements do not include any adjustments relating to the recoverability and classification of recorded asset amounts or the amounts and classification of liabilities that might be necessary should the Company be unable to obtain additional financing, establish profitable operations or realize its plans.

ULTIMATE SPORTS ENTERTAINMENT, INC. AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


NOTE 14 - LITIGATION
The Company is involved in various litigation as part of its normal business operations. In management's opinion, the ultimate resolution of these cases will not have a material adverse effect on the Company's financial position.

NOTE 15 - SUBSEQUENT EVENTS

Proposed Public Offering of Common Stock - The Company is proposing to make a public offering of 3,600,000 shares of common stock at a price of $.50 per share. The Company plans to file a registration statement with the United States Securities and Exchange Commission on Form SB-2 under the Securities Act of 1933. An offering price of $.50 per share has arbitrarily been determined by the Company. The offering will be managed by the Company without any underwriter. The shares will be offered and sold by the directors and officers of the Company, who will receive no reimbursement of expenses actually incurred on behalf of the Company in connection with the offering.
An undetermined number of shares may be sold through broker/dealer who are members of the National Association of Securities Dealer, Inc. and who will be paid a 10% commission on any sale they make. The Company estimates it will incur stock offering costs of approximately $65,000, but any such costs will be deferred and netted against the proceeds of the proposed public stock offering.

Stock to be issued upon renewal of N/P - Subsequent to the date of the financial statements, the Company agreed to issued 250,000 shares of common stock to the holders of the $600,000 related party note payable due to a special negotiated default right. The Company entered into an agreement to issue an additional 100,000 shares of common stock to extend the maturity of $60,000 of the note to May 31, 2000 and the remaining $540,000 to August 1, 2000.

[OUTSIDE BACK COVER]


Dealer Prospectus Delivery Obligation

     Until _____, 2001, (ninety days after the date of this prospectus) all dealers that effect transactions in these securities may be required to deliver a prospectus. This is in addition to the dealers' obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

PART II INFORMATION NOT REQUIRED IN PROSPECTUS

Item 1.     Indemnification of Directors and Officers

     Section 145 of the General Corporation Law of the State of Delaware expressly authorizes a Delaware corporation to indemnify its officers, directors, employees, and agents against claims or liabilities arising out of such persons' conduct as officers, directors, employees, or agents for the corporation if they acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the Company.
Article VI of the Bylaws of the Company provides that the corporation shall indemnify its officers, directors, and agents to the fullest extent permitted under Delaware law.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act") may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

Item 2.     Other Expenses of Issuance and Distribution

     The following table sets forth the estimated expenses in connection with the offering described in the registration statement:

     Registration Fee                              $   578
     Blue Sky Fees                                   2,000
     Accounting Fees and Expenses                   24,000
     Legal Fees and Expenses                        30,000
     Printing and Engraving                          5,000
     Transfer Agent Fees                               500
     Miscellaneous                                   2,922

          Total Expenses                           $65,000

     None of the expenses will be paid by the selling security holders.

Item 3.     Undertakings

(a)     The Company hereby undertakes that it will:

     (1) File, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to (i) include any prospectus required by Section 10(a)(3) of the Securities Act of 1933; (ii) reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement; and (iii) include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

     (2) For the purpose of determining liability under the Securities Act of 1933, treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time shall be the initial bona fide offering.

     (3) File a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act") may be permitted to directors, officers and controlling persons of the small business issuer pursuant to the foregoing provisions, or otherwise, the small business issuer has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the small business issuer of expenses incurred or paid by a director, officer or controlling person of the small business issuer in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the small business issuer will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

(d)The Company will:

     (1) For determining any liability under the Act, treat the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in the form of a prospectus filed by the Company under Rule 424(b) (1) or (4) or 497(h) under the Act as part of this registration statement as of the time the Commission declared it effective.

     (2) For any liability under the 1933 Act, treat each post-effective amendment that contains a form of prospectus as a new registration statement for the securities offered in the registration statement, and that the offering of the securities at that time as the initial bona fide offering of those securities.

(e) The Company will use a sticker amendment if between 5% and 10% of the shares subject to the lock-up agreement attached as an exhibit to this registration statement are released from this agreement. If greater than 10% of such shares are released, the Company will file a post-effective amendment to this registration statement.

Item 4.     Unregistered Securities Issued or Sold Within Three Years

     In November 1997 the Company issued 1,099,684 shares (adjusted for subsequent stock splits) of Common Stock of the Company to various persons without registration in a limited public offering pursuant to Rule 504 promulgated by the Securities and Exchange Commission under the Securities Act of 1933 and Section 3(b) thereunder. Aggregate proceeds were $10,997. No underwriting discounts or commissions were paid in connection with such issuances.

     In July 1998 the Company issued 38,666 shares (adjusted for subsequent stock splits) of Common Stock of the Company to Betty L. Meriwether. Management believes these shares were issued for management services performed by Ms. Meriwether, which services were valued at approximately $667 and for payment of debt in the amount of $300. Such securities were issued without registration under the Act by reason of the exemption from registration afforded by the provisions of Section 4(2) thereof, as transactions by an issuer not involving any public offering. The stock certificate received by the named party contained a restrictive legend pursuant to Rule 144. No underwriting discounts or commissions were paid in connection with such issuance. Management believes that no form of general solicitation was used in connection with such issuance. Management also believes that Ms. Meriwether was a sophisticated investor at the time of receipt of the stock and had access to the kind of information normally provided in a prospectus.

     In September 1998 the Company issued 800,000 shares (adjusted for subsequent stock splits) of Common Stock of the Company to Mark L. Meriwether, the president of the Company. Management believes these shares were issued for management services performed by Mr. Meriwether as an officer of the Company, which services were valued at $20,000; the shares were subsequently canceled. Such securities were issued without registration under the Act by reason of the exemption from registration afforded by the provisions of
Section 4(2) thereof, as transactions by an issuer not involving any public offering. The stock certificate received by the named party contained a restrictive legend pursuant to Rule 144. No underwriting discounts or
commissions were paid in connection with such issuance.    Management believes
that no form of general solicitation was used in connection with such issuance. Management also believes that Mr. Meriwether was a sophisticated investor at the time of receipt of the stock and had access to the kind of information normally provided in a prospectus.

     In October 1998 the Company issued 2,000,000 shares (adjusted for subsequent stock splits) of Common Stock of the Company to Trinamix, Inc. for $5,000. Such securities were issued without registration under the Act by reason of the exemption from registration afforded by the provisions of
Section 4(2) thereof, as transactions by an issuer not involving any public offering. No form of general solicitation was used in connection with such issuance. The stock certificates received by the named parties contained restrictive legends pursuant to Rule 144. No underwriting discounts or commissions were paid in connection with such issuance. Both persons were sophisticated investors at the time of receipt of the stock and had access to the kind of information normally provided in a prospectus.

     On April 6, 1999 the Company issued 3,850,000 shares of Common Stock of the Company to the shareholders of AllStar Arena Entertainment. The shares were issued in a reverse acquisition transaction between the Company and AllStar in which such shareholders exchanged all of their shares for the shares of the Company; total consideration for the shares was valued at $3,850. Such securities were issued without registration under the Act by reason of the exemption from registration afforded by the provisions of
Section 4(2) thereof, as transactions by an issuer not involving any public offering. No form of general solicitation was used in connection with such issuance. Each of the shareholders of AllStar delivered appropriate investment representations to the Company with respect to such transaction and consented to the imposition of restrictive legends upon the certificates evidencing such securities. No underwriting discounts or commissions were paid in connection with such issuance. The Company determined that each shareholder was a sophisticated investor, or that the shareholder's representative was sophisticated, at the time of the transaction. Each of the shareholders of AllStar was provided the information set forth pursuant to Rule 15c2-11(a)(5), including financial statements of the Company for the years ended December 31, 1998, 1997, and 1996.

     Also on April 6, 1999 the Company issued 1,300,000 shares of Common Stock of the Company for an aggregate of $650,000 to various persons without registration in a limited public offering pursuant to Rule 504 promulgated by the Securities and Exchange Commission under the Securities Act of 1933 and
Section 3(b) thereunder. No underwriting discounts or commissions were paid in connection with such issuances.

     In November 1999 the Company issued a loan document and 250,000 shares of Common Stock of the Company to The Orbiter Fund Ltd., an accredited investor as defined in Rule 501(a) of Regulation D. The securities were issued in connection with a loan of $600,000 to the Company by such fund. The loan due dates were extended pursuant to negotiations on or about September 1, 2000. Such securities were issued without registration under the Act by reason of the exemption from registration afforded by the provisions of
Section 4(2) thereof, and Rule 506 of Regulation D, as transactions by an issuer not involving any public offering. No form of general solicitation was used in connection with such issuance. The Orbiter Fund Ltd. delivered appropriate investment representations to the Company with respect to such transaction and consented to the imposition of restrictive legends upon the certificates evidencing such securities. No underwriting discounts or commissions were paid in connection with such issuance.

     Also in November 1999 the Company issued 20,000 shares to Ronald N. Vance, P.C. in connection with legal services provided by him in preparation of this registration statement. The shares were valued at $10,000. Such shares were issued without registration under the Act by reason of the exemption from registration afforded by the provisions of Section 4(2) thereof as transactions by an issuer not involving any public offering. No form of general solicitation was used in connection with such issuance. Mr. Vance delivered appropriate investment representations to the Company with respect to such issuance and consented to the imposition of a restrictive legend upon the certificate evidencing such securities. No underwriting discounts or commissions were paid in connection with such issuance. Mr. Vance was a sophisticated investor at the time of receipt of the stock and had access to the kind of information normally provided in a prospectus. The Company had delivered all of its material books and records to Mr. Vance prior to the time of the stock issuance.

     Also in November 1999 the Company sold 250,000 warrants for $2,500 to Deborah Fensterheim. Such warrants were issued without registration under the Act by reason of the exemption from registration afforded by the provisions of
Section 4(2) thereof as transactions by an issuer not involving any public offering. No form of general solicitation was used in connection with such issuance. Mrs. Fensterheim delivered appropriate investment representations to the Company with respect to such issuance and consented to the imposition of a restrictive legend upon the certificate evidencing such securities. No underwriting discounts or commissions were paid in connection with such issuance. The purchaser representative for Mrs Fensterheim, Mr. Fensterheim, was sophisticated at the time of receipt of the stock and had access to the kind of information normally provided in a prospectus. The Company had delivered copies of all of its material books and records to Mr. Fensterheim prior to the time of the stock issuance.

     In August 1999 the Company issued six-month promissory notes to Roger Tichenor and James Skalko for $50,000 each in consideration of loans made to the Company in such amounts. In January 2000 the Company issued 100,000 shares of Common Stock in connection with the conversion of such loans. Such notes and shares were issued without registration under the Act by reason of the exemption from registration afforded by the provisions of Section 4(2) thereof as transactions by an issuer not involving any public offering. No form of general solicitation was used in connection with such issuance. The investors delivered appropriate investment representations to the Company with respect to such issuance and consented to the imposition of a restrictive legend upon the certificate evidencing such securities. No underwriting discounts or commissions were paid in connection with such issuance. The Company believed that these investors were sophisticated at the time of receipt of the notes and stock and had access to the kind of information normally provided in a prospectus.

     In January 2000 the Company granted 342,500 options to various employees and consultants. In March 2000 the Company granted another 250,000 options to Drew Gitlin, an officer of the Company. Such options were granted without registration under the Act by reason of the exemption from registration afforded by Rule 701 promulgated by the Securities and Exchange Commission.
No underwriting discounts or commissions were paid in connection with such issuance. Each of these persons was either an employee of the Company or a business consultant who provided bona fide services which were not in connection with the offer or sale of securities in a capital raising transaction and not directly or indirectly to promote or maintain a market for the Company's securities.

     In March, April, and May 2000 the Company issued four promissory notes to J.L.B. Equities, Inc. for an aggregate of $160,000 for loans made to the Company in this aggregate amount. Each of the notes is due June 20, 2001. Such notes were issued without registration under the Act by reason of the exemption from registration afforded by the provisions of Section 4(2) thereof as transactions by an issuer not involving any public offering. No form of general solicitation was used in connection with such issuance. No underwriting discounts or commissions were paid in connection with such issuance. The Company believed that this investor was an accredited investor as defined in Regulation D at the time of loaning the funds to the Company.

     In June 2000 the Company issued a one-year promissory note to John J. Gerard for $50,000 for a loan to the Company in this amount. Also, in August 2000 the Company issued a second one-year promissory note to Mr. Gerard for an additional $50,000 for a loan to the Company in this amount. Such notes were issued without registration under the Act by reason of the exemption from registration afforded by the provisions of Section 4(2) thereof as transactions by an issuer not involving any public offering. No form of general solicitation was used in connection with such issuance. No underwriting discounts or commissions were paid in connection with such issuance. The Company believed that this investor was an accredited investor as defined in Regulation D at the time of such loans.

     In June 2000 the Company issued a one-year promissory note to David Rosenberg for $25,000 for a loan to the Company in this amount. Such note was issued without registration under the Act by reason of the exemption from registration afforded by the provisions of Section 4(2) thereof as transactions by an issuer not involving any public offering. No form of general solicitation was used in connection with such issuance. No underwriting discounts or commissions were paid in connection with such issuance. The Company believed that this investor was an accredited investor as defined in Regulation D at the time of the loan.

Item 5.     Exhibits

     The exhibits set forth in the following index of exhibits are filed as a part of this registration statement.

     Exhibit No.     Description of Exhibit                           Location

1.1         Form of Funds Escrow Agreement                               ***
2.1         Reorganization Agreement with AllStar Arena, as amended        *
3.1         Articles of Incorporation, as amended                          *
3.2         By-Laws of the Company currently in effect                     *
4.1         Form of certificate evidencing shares of Common Stock          *
5.1         Opinion re Legality                                          ***
10.1        Lock-up Agreement                                              *
10.4        MLB Properties License Agreement (Confidential
             treatment has been requested for a portion of this
             exhibit)                                                      *
10.5        MLB Players Association License Agreement (Confidential
             treatment has been requested for a portion of this
             exhibit)                                                      *
10.6        Form of MLB Players Alumni Association License
             (Confidential treatment has been requested for a
             portion of this exhibit)                                      *
10.7        Form of NFL Properties License, as amended
             (Confidential treatment has been requested for a
             portion of this exhibit)                               Attached
10.8        Form of NFL Quarterback Club License, as amended
             (Confidential treatment has been requested for a
             portion of this exhibit)                               Attached
10.9        NHL Players' Association License Agreement (Confidential
             treatment has been requested for a portion of this
             exhibit)                                                      *
10.10       Diamond Comic Distribution Agreement                           *
10.11       MJ Sports Agreement                                            *
10.12       Comic Cavalcade Agreement                                      *
10.13       Office Lease                                                   *
10.14       Madison Leasing Agreement                                      *
10.15       Noble House of Boston, Inc. Advertising and Promotional
             Services Agreement                                            *
10.16      The Orbiter Fund Ltd. Loan Agreement, as amended              ***
10.17      Stock Option Plan                                               *
10.18      Stock Option Grant Form with Schedule of Option Holders         *
10.19      Warrant Certificate for Deborah Fensterheim                     *
10.20      Tichenor Promissory Note                                        *
10.21      Skalko Promissory Note                                          *
10.22      J.L.B Equities, Inc.  Promissory Note dated March 10,
            2000                                                          **
10.23      J.L.B Equities, Inc.  Promissory Note dated April 5,
            2000                                                          **
10.24      J.L.B Equities, Inc.  Promissory Note dated April 13,
            2000                                                          **
10.25      J.L.B Equities, Inc.  Promissory Note dated May 17,
            2000                                                          **
10.26      Promissory Note dated June 27, 2000, to David Rosenberg        **
10.27      Promissory Note dated August 9, 2000, to John Gerard           **
21.1       List of Subsidiaries                                            *
23.1       Consent of Pritchett, Siler & Hardy, P.C.                  Attached
23.2       Consent of Ronald N. Vance (contained in
            Exhibit 5.1 above)                                             -
23.3       Consent of David B. Felsenthal                                ***
23.4       Consent of Richard Morgan                                     ***

          *Filed as an exhibit with the original filing of the registration statement of the Company on Form SB-2 on February 15, 2000 (SEC File No. 333-30520).

          **Filed as an exhibit with the second amended filing of the registration statement of the Company on Form SB-2 on September 19, 2000 (SEC File No. 333-30520).

         ***Filed as an exhibit with the third amended filing of the registration statement of the Company on Form SB-2 on November 7, 2000 (SEC File No. 333-30520).

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SIGNATURES

     In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form SB-2 and authorized this registration statement to be signed on its behalf by the undersigned in the city of Los Angeles, State of California, on the 7nd day of December 2000.

                              ULTIMATE SPORTS ENTERTAINMENT, INC.

                      By: /s/ Frederick R. Licht, President and Chief
                              Executive Officer

     In accordance with the requirements of the Securities Act of 1933, this registration statement was signed by the following persons in the capacities and on the dates stated.

Date: December 7, 2000    /s/ Frederick R. Licht, Director, Chief Financial
                              Officer, and Principal Accounting Officer

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